                                                                    EXHIBIT 99.1

--------------------------------------------------------------------------------


                                CREDIT AGREEMENT

                          Dated as of December 29, 2000

                                      Among

                       AMERICAN COIN MERCHANDISING, INC.,

                                  as Borrower,

                          THE LENDERS SIGNATORY HERETO

                               FROM TIME TO TIME,

                                   as Lenders,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                               as Agent and Lender

                                       and

                                  COMERICA BANK

                      as Revolving Credit Agent and Lender


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
1.  AMOUNT AND TERMS OF CREDIT....................................................................................1

   1.1  Credit Facilities.........................................................................................1

   1.2  Letters of Credit.........................................................................................3

   1.3  Prepayments...............................................................................................3

   1.4  Use of Proceeds...........................................................................................5

   1.5  Interest and Applicable Margins...........................................................................5

   1.7  Fees......................................................................................................8

   1.8  Receipt of Payments.......................................................................................8

   1.9  Application and Allocation of Payments....................................................................8

   1.10  Loan Account and Accounting..............................................................................9

   1.11  Indemnity................................................................................................9

   1.12  Access..................................................................................................10

   1.13  Taxes...................................................................................................10

   1.14  Capital Adequacy; Increased Costs; Illegality...........................................................11

   1.15  Single Loan.............................................................................................12

2.  CONDITIONS PRECEDENT.........................................................................................12

   2.1  Conditions to the Initial Loans..........................................................................12

   2.2  Further Conditions to Each Loan..........................................................................13

3.  REPRESENTATIONS AND WARRANTIES...............................................................................13

   3.1  Corporate Existence; Compliance with Law.................................................................13

   3.2  Executive Offices; FEIN..................................................................................14

   3.3  Corporate Power, Authorization, Enforceable Obligations..................................................14

   3.4  Financial Statements and Projections.....................................................................14

   3.5  Material Adverse Effect..................................................................................15

   3.6  Ownership of Property; Liens.............................................................................15

   3.7  Labor Matters............................................................................................15

   3.8  Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness................................16

   3.9  Government Regulation....................................................................................16

   3.10  Margin Regulations......................................................................................16

   3.11  Taxes...................................................................................................16

   3.12  ERISA...................................................................................................17

   3.13  No Litigation...........................................................................................17

   3.14  Brokers.................................................................................................17

   3.15  Intellectual Property...................................................................................17

   3.16  Full Disclosure.........................................................................................18

   3.17  Environmental Matters...................................................................................18

   3.18  Insurance...............................................................................................18

   3.19  Deposit Accounts........................................................................................19

   3.20  Government Contracts....................................................................................19

   3.21  Customer and Trade Relations............................................................................19

   3.22  Agreements and Other Documents..........................................................................19

   3.23  Solvency................................................................................................19

   3.24  Status of Guarantors....................................................................................19

   3.25  Subordinated Debt.......................................................................................19

4.  FINANCIAL STATEMENTS AND INFORMATION.........................................................................19

   4.1  Reports and Notices......................................................................................19

   4.2  Communication with Accountants...........................................................................20

5.  AFFIRMATIVE COVENANTS........................................................................................20

   5.1  Maintenance of Existence and Conduct of Business.........................................................20

   5.2  Payment of Obligations...................................................................................20

   5.3  Books and Records........................................................................................20

   5.4  Insurance; Damage to or Destruction of Collateral........................................................20

   5.5  Compliance with Laws.....................................................................................21

   5.6  Supplemental Disclosure..................................................................................21

   5.7  Intellectual Property....................................................................................22

   5.8  Environmental Matters....................................................................................22

   5.9  Landlords' Agreements, Mortgagee Agreements and Bailee Letters...........................................22

   5.10  Further Assurances......................................................................................22

6.  NEGATIVE COVENANTS...........................................................................................23

   6.1  Mergers, Subsidiaries, Etc...............................................................................23

   6.2  Investments; Loans and Advances..........................................................................25

   6.3  Indebtedness.............................................................................................25

   6.4  Employee Loans and Affiliate Transactions................................................................26

   6.5  Capital Structure and Business...........................................................................26

   6.6  Guaranteed Indebtedness..................................................................................26

   6.7  Liens....................................................................................................26

   6.8  Sale of Stock and Assets.................................................................................27

   6.9  ERISA....................................................................................................27

   6.10  Financial Covenants.....................................................................................27

   6.11  Hazardous Materials.....................................................................................27

   6.12  Sale Leasebacks.........................................................................................27

   6.13  Cancellation of Indebtedness............................................................................27

   6.14  Restricted Payments.....................................................................................27

   6.15  Change of Corporate Name or Location; Change of Fiscal Year.............................................28

   6.16  No Impairment of Intercompany Transfers.................................................................28

   6.17  No Speculative Transactions.............................................................................28

   6.18  Leases..................................................................................................28

   6.19  Changes Relating to Subordinated Debt...................................................................28

7.  TERM.........................................................................................................28

   7.1  Termination..............................................................................................28

   7.2  Survival of Obligations Upon Termination of Financing Arrangements.......................................28

8.  EVENTS OF DEFAULT: RIGHTS AND REMEDIES.......................................................................29

   8.1  Events of Default........................................................................................29

   8.2  Remedies.................................................................................................30

   8.3  Waivers by Credit Parties................................................................................31

9.  ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT..........................................................31

   9.1  Assignment and Participations............................................................................31

   9.2  Appointment of Agent.....................................................................................32

   9.3  Agent's Reliance, Etc....................................................................................33

   9.4  GE Capital and Affiliates................................................................................33

   9.5  Lender Credit Decision...................................................................................34

   9.6  Indemnification..........................................................................................34

   9.7  Successor Agent..........................................................................................34

   9.8  Setoff and Sharing of Payments...........................................................................35

   9.9  Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.................................35

10.  SUCCESSORS AND ASSIGNS......................................................................................37

   10.1  Successors and Assigns..................................................................................37

11.  MISCELLANEOUS...............................................................................................37

   11.1  Complete Agreement; Modification of Agreement...........................................................37

   11.2  Amendments and Waivers..................................................................................37

   11.3  Fees and Expenses.......................................................................................38

   11.4  No Waiver...............................................................................................39

   11.5  Remedies................................................................................................39

   11.6  Severability............................................................................................40

   11.7  Conflict of Terms.......................................................................................40

   11.8  Confidentiality.........................................................................................40

   11.9  GOVERNING LAW...........................................................................................40

   11.10  Notices................................................................................................41

   11.11  Section Titles.........................................................................................41

   11.12  Counterparts...........................................................................................41

   11.13  WAIVER OF JURY TRIAL...................................................................................41

   11.14  Press Releases.........................................................................................42

   11.15  Reinstatement..........................................................................................42

   11.16  Advice of Counsel......................................................................................42

   11.17  No Strict Construction.................................................................................42

                               INDEX OF APPENDICES

Exhibit 1.1(a)(i)             -       Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)            -       Form of Revolving Note
Exhibit 1.1(b)                -       Form of Term Note
Exhibit 1.5(e)                -       Form of Notice of Conversion/Continuation
Exhibit 9.1(a)                -       Form of Assignment Agreement
Schedule 1.1                  -       Responsible Individual
Schedule 1.4                  -       Sources and Uses; Funds Flow Memorandum
Schedule 3.2                  -       Executive Offices; FEIN
Schedule 3.4(A)               -       Financial Statements
Schedule 3.4(B)               -       Pro Forma
Schedule 3.6                  -       Real Estate and Leases
Schedule 3.7                  -       Labor Matters
Schedule 3.8                  -       Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule 3.11                 -       Tax Matters
Schedule 3.12                 -       ERISA Plans
Schedule 3.13                 -       Litigation
Schedule 3.14                 -       Brokers
Schedule 3.15                 -       Intellectual Property
Schedule 3.17                 -       Hazardous Materials
Schedule 3.18                 -       Insurance
Schedule 3.19                 -       Deposit Accounts
Schedule 3.20                 -       Government Contracts
Schedule 3.22                 -       Material Agreements
Schedule 5.1                  -       Trade Names
Schedule 6.2                  -       Investments
Schedule 6.3                  -       Indebtedness
Schedule 6.4(a)               -       Transactions with Affiliates
Schedule 6.7                  -       Existing Liens

Annex A (Recitals)            -       Definitions
Annex B (Section 1.2)         -       Letters of Credit
Annex C                       -       Intentionally Omitted
Annex D (Section 2.1(a))      -       Schedule of Additional Closing Documents
Annex E (Section 4.1)         -       Financial Statements and Projections -- Reporting
Annex F                       -       Intentionally Omitted
Annex G (Section 6.10)        -       Financial Covenants
Annex H (Section 9.9(a))      -       Lenders' Wire Transfer Information
Annex I (Section 11.10)       -       Notice Addresses
Annex J (from Annex A-
    Commitments definition)   -       Commitments as of Closing Date

         CREDIT AGREEMENT, dated as of December 29, 2000 among AMERICAN COIN MERCHANDISING, INC., a Delaware corporation ("Borrower"); GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders, and the other Lenders signatory hereto from time to time; and COMERICA BANK, a Michigan banking corporation ("Comerica"), for itself, as Lender, and as Revolving Credit Agent for the Revolving Lenders.

                                    RECITALS

         WHEREAS, Borrower desires that Lenders extend revolving and term credit facilities to Borrower of up to Fifty-Five Million Dollars ($55,000,000) in the aggregate for the purpose of refinancing certain indebtedness of Borrower and to provide (a) working capital financing for Borrower, and (b) funds for other general corporate purposes of Borrower; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein; and

         WHEREAS, Borrower desires to secure all of its obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon all of its existing and after-acquired personal property and a lien upon after-acquired real property as required at Agent's reasonable request; and

         WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.       AMOUNT AND TERMS OF CREDIT

         1.1. Credit Facilities.

                  (a) Revolving Credit Facility.

                           (i) Subject to and in accordance with the terms and conditions hereof, each Revolving Lender agrees to make available to Borrower from time to time until the Commitment Termination Date its Pro Rata Share of advances of money in immediately available funds (each, a "Revolving Credit Advance") comprising a Revolving Loan. The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. The aggregate amount of Revolving Credit Advances outstanding shall not exceed the Maximum Amount. Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(a). Each Revolving Credit Advance shall be made on notice by Borrower to the representative of Revolving Credit Agent identified on Schedule 1.1 at the address specified thereon. Those notices must be given no later than (1) 12:00 p.m./noon (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of a Base Rate Loan, or (2) 12:00 p.m./noon (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Revolving Credit Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be required by Agent. If Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, it must comply with Section 1.5(e).

                           (ii) Borrower shall execute and deliver to each Revolving Lender a note to evidence the Revolving Loan Commitment of that Revolving Lender. Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii) (each a "Revolving Note" and, collectively, the "Revolving Notes"). Each Revolving Note shall represent the obligation of Borrower to pay the amount of each

         Revolving Lender's Revolving Loan Commitment or, if less, the applicable Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Revolving Loan shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

                  (b) Term Loan.

                           (i) Subject to and in accordance with the terms and conditions hereof, each Term Lender agrees to make a term loan on the Closing Date to Borrower (the "Term Loan") in the original principal amount of its Term Loan Commitment. The obligations of each Term Lender hereunder shall be several and not joint. The Term Loan shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(b) (each a "Term Note" and collectively the "Term Notes"), and Borrower shall execute and deliver a Term Note to each Term Lender. Each Term Note shall represent the obligation of Borrower to pay the amount of the applicable Term Lender's Term Loan Commitment, together with interest thereon as prescribed in Section 1.5.

                           (ii) Borrower shall pay the principal amount of the Term Loan in eighteen (18) consecutive quarterly installments on the first day of January, April, July and October of each year, commencing April 1, 2001, as follows:

                               Payment Date                                   Installment Amount
                               ------------                                   ------------------
                               April 1, 2001                                       $1,500,000

                                July 1, 2001                                       $1,500,000

                              October 1, 2001                                      $1,500,000

                              January 1, 2002                                      $1,500,000

                               April 1, 2002                                       $2,000,000

                                July 1, 2002                                       $2,000,000

                              October 1, 2002                                      $2,000,000

                              January 1, 2003                                      $2,000,000

                               April 1, 2003                                       $2,500,000

                                July 1, 2003                                       $2,500,000

                              October 1, 2003                                      $2,500,000

                              January 1, 2004                                      $2,500,000

                               April 1, 2004                                       $3,100,000

                                July 1, 2004                                       $3,100,000

                              October 1, 2004                                      $3,100,000

                              January 1, 2005                                      $3,100,000

                               April 1, 2005                                       $3,700,000

                               June 30, 2005                      The entire unpaid balance of the Term Loan.

                           Notwithstanding the foregoing, the aggregate outstanding principal balance of the Term Loan shall be due and payable in full in immediately available funds on the Term Loan Termination Date, if not sooner paid in full.

                           (iii) Each payment of principal with respect to the Term Loan shall be paid to Agent for the ratable benefit of each Term Lender, ratably in proportion to each such Term Lender's respective Term Loan Commitment.

         1.2. Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower shall have the right to request Letters of Credit, and Revolving Credit Agent agrees to issue Letters of Credit.

         1.3. Prepayments

                  (a) Voluntary Prepayments. Borrower may at any time on at least five (5) days' prior written notice to Agent voluntarily prepay all or part of the Term Loan; provided that any such prepayments shall be in a minimum amount of $500,000 and integral multiples of $250,000 in excess of such amount. In addition, Borrower may at any time on at least five (5) days' prior written notice to Agent and to Revolving Credit Agent terminate the Revolving Loan Commitment; provided that upon such termination, all Loans and other Obligations shall be immediately due and payable in full. Any such voluntary prepayment and any such termination of the Revolving Loan Commitment must be accompanied by the payment of the fee required by Section 1.7(c), if any, plus the payment of any LIBOR funding breakage costs in accordance with Section 1.11(b). Upon any such prepayment and termination of the Revolving Loan Commitment, Borrower's right to request Revolving Credit Advances, or request that Letters of Credit be issued on its behalf, shall simultaneously be terminated. Any partial prepayments of the Term Loan made by Borrower shall be applied to prepay first, to Fees and reimbursable expenses of Agent and Revolving Credit Agent then due and payable pursuant to any of the Loan Documents; second, ratably to interest then due and payable on the Term Loan; and third, ratably to prepay the outstanding principal balance of the Term Loan which such prepayment shall be applied to the scheduled installments of such Term Loan in inverse order of maturity.

                  (b) Mandatory Prepayments.

                           (i) If at any time the outstanding balance of the Revolving Loan exceeds the Maximum Amount, Borrower shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess.

                           (ii) Within two (2) Business Days of receipt by Borrower of proceeds of any asset disposition (including condemnation proceeds, but excluding proceeds of asset dispositions permitted by
         Section 6.8(a) or (c)) or any sale of Stock of any Subsidiary of Borrower, Borrower shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrower in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Liens permitted under Section 6.7), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith; provided, however, that net proceeds shall be excluded from the requirements of this Section 1.3(b)(ii) to the extent such proceeds
         (A) do not exceed $1,250,000 in aggregate for all such dispositions during the then current

         Fiscal Year of Borrower or (B) are reinvested in assets, acceptable to Agent, and used by Borrower in the conduct of its business within 180 days after receipt of such proceeds (provided that Agent shall be granted a first priority Lien on all such assets, and shall have received evidence reasonably satisfactory to Agent that such lien has attached, is perfected and has first priority) and Borrower shall have, within two (2) Business Days of the receipt by Borrower of such net proceeds, delivered to Agent an officer's certificate signed by a Responsible Financial Officer of Borrower setting forth the amount of such net proceeds and the amount of the mandatory prepayment to be made, if any, pursuant to this Section 1.3(b)(ii) and setting forth in reasonable detail the calculations from which such amounts were derived, and, with respect to any net proceeds to be reinvested as provided in this Section 1.3(b)(ii), a general description of the intended application thereof and a general estimate of the costs of the reinvestment). In the event that any portion of net proceeds received by Borrower are excluded from the mandatory prepayment requirement in accordance with this Section 1.3(b)(ii) are not expended for the general purposes specified in the officer's certificate delivered by Borrower in connection therewith within the 180-day time period, Borrower shall, within one (1) Business Day following the expiration of the 180-day time period, make a mandatory prepayment of the Loans as specified in the first sentence of this Section 1.3(b)(ii) in an amount equal to such unexpended portion. Any such prepayment shall be applied in accordance with clause (c) below.

                           (iii) If Borrower issues Stock, (other than Stock issued by Borrower (A) to existing or new investors in connection with the financing and consummation of a Permitted Acquisition or other investment permitted under Section 6.2 and (B) to officers and employees of Borrower or any of its Subsidiaries pursuant to an equity option or incentive plan approved by Borrower's board of directors) no later than two (2) Business Days following the date of receipt of the proceeds thereof, Borrower shall prepay the Loans in an amount equal to fifty percent (50%) of such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with clause (c) below.

                           (iv) If Borrower issues or sells any Debt Securities (other than Debt Securities (A) to existing or new investors in connection with the financing and consummation of a Permitted Acquisition or other investment permitted under Section 6.2 , or (B) issued to Agent, Revolving Credit Agent or other Lenders under the Loan Documents or (C) permitted under Section 6.3) no later than the second
         (2nd) Business Day following the date of receipt of the proceeds thereof, Borrower shall prepay the Loans in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with clause (c) below.

                           (v) Until the Termination Date, Borrower shall, commencing January 1, 2002 for Borrower's Fiscal Year ending December 31, 2001, prepay the Obligations on the earlier of the date which is ten (10) days after (A) the date on which Borrower's annual audited Financial Statements for the immediately preceding Fiscal Year are delivered pursuant to Annex E or (B) the date on which such annual audited Financial Statements were required to be delivered pursuant to Annex E, in an amount equal to the Excess Cash Flow Percentage of Excess Cash Flow for the immediately preceding Fiscal Year. Any prepayments from Excess Cash Flow paid pursuant to this clause (v) shall be applied in accordance with clause (c) below. Each such prepayment shall be accompanied by a certificate signed by a Responsible Financial Officer of Borrower certifying the manner in which Excess Cash Flow and the resulting prepayment were calculated, which certificate shall be in form and substance satisfactory to Agent.

                  (c) Application of Certain Mandatory Prepayments. Any prepayments made by Borrower pursuant to clauses (b)(ii), (b)(iii),
         (b)(iv), or (b)(v) above shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Term Loan; third, to prepay the scheduled installments of the Term Loan in inverse order of maturity, until such Loan shall have been prepaid in full; fourth, to interest then due and payable on the Revolving Credit Advances; fifth, to the outstanding principal balance of Revolving Credit Advances until the same shall have been repaid in full (the amount of any such mandatory prepayment of the Revolving Credit Advances shall reduce the Maximum Amount by a corresponding amount and each Revolving Lenders' Revolving Loan Commitment shall be reduced by such Revolving Lender's Pro Rata Share of such reduction); sixth, to any Letter of Credit Obligations until all such Letter of

         Credit Obligations have been fully cash collateralized in the manner reasonably satisfactory to Revolving Credit Agent.

                  (d) Application of Prepayments from Insurance Proceeds. Prepayments from insurance proceeds in accordance with Section 5.4(c) shall be applied as follows: insurance proceeds from casualties or losses to any asset of Borrower shall be applied first to amounts due to holders of senior Liens (to the extent such Liens constitute Liens permitted under Section 6.7), if any, and then as set forth in clause
         (c) above.

                  (e) No Implied Consent. Nothing in this Section 1.3 shall be construed to constitute Agent's or any Lender's consent to any transaction referred to in clauses (b)(ii) and (b)(iii) above which is not permitted by other provisions of this Agreement or the other Loan Documents.

         1.4. Use of Proceeds. Borrower shall utilize the proceeds of the Loans solely for the Refinancing (and to pay any related transaction expenses) and for the financing of Borrower's ordinary working capital and general corporate needs (but excluding in any event the making of any Restricted Payment not specifically permitted by Section 6.14). Disclosure Schedule (1.4) contains a description of Borrower's sources and uses of funds as of the Closing Date, including Loans and Letters of Credit to be made or issued on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

         1.5. Interest and Applicable Margins.

                  (a) Borrower shall pay interest to Agent, or Revolving Credit Agent, as appropriate, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Base Rate plus the Applicable Revolver Base Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time; and (ii) with respect to the Term Loan, the Base Rate plus the Applicable Term Loan Base Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Term Loan LIBOR Margin per annum.

                  As of the Closing Date, the Applicable Revolver Base Margin, Applicable Term Loan Base Margin, Applicable Revolver LIBOR Margin, Applicable Term Loan LIBOR Margin, and Applicable L/C Margin will be 2.00%, 2.00%, 3.50%, 3.50%, and 3.50% per annum, respectively. The
         Applicable Margins will be adjusted (up or down) prospectively on a quarterly basis as determined by Borrower's consolidated financial performance, commencing with the first day of the first calendar month that occurs more than three (3) Business Days after delivery of Borrower's quarterly Financial Statements to Lenders for the Fiscal Quarter ending June 30, 2001. Adjustments in Applicable Margins will be determined by reference to the following grids:


                                                                                 LEVEL OF
                    IF SENIOR FUNDED DEBT RATIO IS:                        APPLICABLE MARGINS:
                    -------------------------------                        -------------------
                            > or = 2.75:1                                        Level I

                      > or = 2.50:1, but <2.75:1                                 Level II


                      > or = 2.25:1, but <2.50:1                                 Level III


                      > or = 2.00:1, but <2.25:1                                 Level IV


                      > or = 1.75:1, but <2.00:1                                 Level V


                               <1.75:1                                           Level VI

                   LEVEL I           LEVEL II         LEVEL III       LEVEL IV       LEVEL V        LEVEL VI
                   -------           --------         ---------       --------       -------        --------
Applicable         2.25%             2.00%            1.75%           1.50%          1.25%          1.00%
Revolver Base
Margin

Applicable         3.75%             3.50%            3.25%           3.00%          2.75%          2.50%
Revolver LIBOR
Margin

Applicable Term    2.25%             2.00%            1.75%           1.50%          1.25%          1.00%
Loan Base Margin

Applicable Term    3.75%             3.50%            3.25%           3.00%          2.75%          2.50%
Loan LIBOR Margin

Applicable L/C     3.75%             3.50%            3.25%           3.00%          2.75%          2.50%
Margin

                  Concurrently with the delivery of those Financial Statements, Borrower shall deliver to Agent and Lenders a certificate, signed by a Responsible Financial Officer of Borrower, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid applicable to such Loan, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or an Event of Default shall have occurred or be continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

                  (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Base Rate shall be determined each day based upon the Base Rate as in effect each day. Each determination by Agent of an interest rate and Fees hereunder shall be conclusive, absent manifest error.

                  (d) So long as an Event of Default shall have occurred and be continuing under Section 8.1(a), (h) or (i), or so long as any other Default or Event of Default shall have occurred and be continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percent (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand.

                  (e) So long as no Default or Event of Default shall have occurred and be continuing, and subject to the additional conditions precedent set forth in Section 2.2, Borrower shall have the option to
         (i) request that any Revolving Credit Advances be made as a LIBOR Loan,
         (ii) convert at any time all or any part of outstanding Loans from Base Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to a Base Rate Loan, subject to payment of LIBOR breakage costs in accordance with
         Section 1.11(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the last day of the LIBOR Period of the Loan to be continued. Any Loan to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $2,000,000 and integral multiples of $100,000 in excess of such amount. Any such election must be made by 12:00 p.m./noon (New York time) on the third
         (3rd) Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower wishes to convert any Base Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower in such election. If no election is received with respect to a LIBOR Loan by 12:00 p.m./noon (New York time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default shall have occurred and be continuing or the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to a Base Rate Loan at the end of its LIBOR Period. Borrower must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of
         Exhibit 1.5(e). No Loan may be made as or converted into a LIBOR Loan until three (3) Business Days after the Closing.

                  (f) Notwithstanding anything to the contrary set forth in this
         Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (e) above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.5(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in
         Section 1.9 and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

         1.6. Intentionally Omitted.

         1.7. Fees.

                  (a) Borrower shall pay to GE Capital, individually, the Fees specified in that certain fee letter dated as of even date herewith between Borrower and GE Capital and shall pay to Comerica, individually, the Fees specified in that certain fee letter dated as of even date herewith between Borrower and Comerica (collectively, the "Fee Letters"), at the times specified for payment therein.

                  (b) As additional compensation for the Revolving Lenders, Borrower agrees to pay to Revolving Credit Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each calendar quarter prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrower's non-use of available funds in an amount equal to the Commitment Fee of the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the Revolving Loan outstanding during the period for which the such fee is due.

                  (c) If Borrower prepays all or any portion of the Term Loan, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, Borrower shall pay to Agent, for the benefit of Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount determined by multiplying the Applicable Percentage (as defined below) by the principal amount of the Term Loan prepaid. As used herein, the term "Applicable Percentage" shall mean (x) one and one-half percent (1.5%), in the case of a prepayment on or prior to the first anniversary of the Closing Date, (y) three-quarters percent (0.75%), in the case of a prepayment after the first anniversary of the Closing Date but on or prior to the second anniversary, and (z) zero percent (0%), in the case of a prepayment after the second anniversary of the Closing Date. Notwithstanding the foregoing, no prepayment fee shall be payable by Borrower upon a mandatory prepayment made pursuant to Sections 1.3(b) or 1.14(c); provided that in the case of prepayments made pursuant to Section 1.3(b)(ii) or (b)(iii), the transaction giving rise to the applicable prepayment is expressly permitted under Section 6.

         1.8. Receipt of Payments. Borrower shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the applicable Collection Account. For purposes of computing interest and Fees as of any date, all payments shall be deemed received on the day of receipt of immediately available funds therefor in the applicable Collection Account prior to 2:00 p.m. (New York time). Payments received after 2:00 p.m. (New York time) on any Business Day shall be deemed to have been received on the following Business Day.

         1.9. Application and Allocation of Payments.

                  (a) So long as no Default or Event of Default shall have occurred and be continuing, (i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (ii) voluntary prepayments shall be applied as determined by Borrower, subject to the provisions of Section 1.3(a); and (iii) mandatory prepayments shall be applied as set forth in Sections 1.3(c) and 1.3(d). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to each other payment, and as to all payments made when a Default or Event or Default shall have occurred and be continuing or following the Commitment Termination Date with respect to payments under the Revolving Loan, or the Term Loan Termination Date with respect to payments under the Term Loan, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and reimbursable expenses of Agent and Revolving Credit Agent due and payable pursuant to any of the Loan Documents; (2) to interest on the Loans, ratably in proportion to the interest accrued as to each Loan; (3) to principal payments on the Loans and to provide cash collateral for Letter of Credit Obligations in the manner reasonably requested by Revolving Credit Agent, ratably to the aggregate, combined principal balance of the Loans and outstanding Letter of Credit Obligations; and (4) to all other Obligations including expenses of Lenders to the extent reimbursable under Section 11.3.

                  (b) Upon direction of Agent, Revolving Credit Agent shall, notwithstanding anything herein to the contrary, charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to promptly pay any such amounts as and when due, except to the extent such charges would cause the aggregate balance of the Revolving Loan to exceed the Maximum Amount. At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

         1.10. Loan Account and Accounting. Agent shall maintain a loan account (the "Term Loan Account") on its books to record the Term Loan, all payments made by Borrower, and all other debits and credits as provided in this Agreement with respect to the Term Loan. Revolving Credit Agent shall maintain a loan account (the "Revolving Loan Account"; the Term Loan Account and the Revolving Loan Account collectively the "Loan Account") on its books to record all Advances, all payments made to Borrower, and all other debits to credits as provided in this Agreement with respect to the Revolving Loan. All entries in the Loan Account shall be made in accordance with Agent's or Revolving Credit Agent's (as applicable) customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's or Revolving Credit Agent's (as applicable) most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent, Revolving Credit Agent and Lenders by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay the Obligations. Upon written request by Borrower to Agent or Revolving Credit Agent (as applicable), Agent or Revolving Credit Agent shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account. Unless Borrower notifies Agent or Revolving Credit Agent (as applicable) in writing of any objection to any such accounting (specifically describing the basis for such objection), within ninety (90) days after the date thereof, each and every such accounting shall, absent manifest error, be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein. Absent manifest error, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

         1.11. Indemnity.

                  (a) Borrower shall indemnify and hold harmless each of Agent, Revolving Credit Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and reasonable legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, that no such Borrower shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR

         TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER

                  (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise); (ii) Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Loans after Borrower has given notice requesting the same in accordance herewith; or (iv) Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this Section 1.11(b), and such calculation shall be binding on the parties hereto unless Borrower shall object in writing within twenty (20) Business Days of receipt thereof, specifying the basis for such objection in detail.

         1.12. Access. Borrower shall, during normal business hours, from time to time upon one (1) Business Day's prior notice as frequently as Agent determines to be appropriate: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Borrower and each of its Subsidiaries and to the Collateral, (b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Borrower's books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Borrower. Notwithstanding the foregoing, so long as no Event of Default shall have occurred or is continuing Agent shall conduct comprehensive Collateral audits no more than twice a year. If a Default or Event of Default shall have occurred and be continuing or if access is necessary to preserve or protect the Collateral as determined by the Agent, Borrower shall provide such access to Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default shall have occurred and be continuing, Borrower shall provide Agent and each Lender with access to its suppliers and customers. Borrower shall make available to Agent and its counsel, as quickly as is practicable under the circumstances, originals or copies of all books and records which Agent may reasonably request. Borrower shall deliver any document or instrument necessary for Agent, as it may from time to time reasonably request, to obtain records from any service bureau or other Person which maintains records for Borrower, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by Borrower. Agent will give Lenders at least ten (10) days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agent's representatives on regularly scheduled audits at no charge to Borrower.

         1.13. Taxes.

                  (a) Any and all payments by Borrower hereunder or under the Notes shall be made, in accordance with this Section 1.13, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.13) Agent, Revolving Credit Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Agent or Revolving Credit Agent as applicable, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) Borrower shall indemnify and, within ten (10) days of demand therefor, pay Agent, Revolving Credit Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.13) paid by Agent, Revolving Credit Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

                  (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower and Agent a properly completed and executed IRS Form W-8BEN or Form W-8ECI or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person is unable to deliver a Certificate of Exemption.

         1.14. Capital Adequacy; Increased Costs; Illegality.

                  (a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

                  (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or
         (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and to Agent by such Lender, shall be conclusive and binding on Borrower for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.14(b).

                  (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, unless Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all such Loans into a Loan bearing interest based on the Base Rate.

                  (d) Within fifteen (15) days after receipt by Borrower of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Section 1.13(a), 1.14(a) or 1.14(b), Borrower may, at its option, notify Agent, Revolving Credit Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, Borrower, with the consent of Agent and Revolving Credit Agent, may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be satisfactory to Agent. If Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, provided that Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.

         Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrower's notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender within ninety (90) days thereafter, Borrower's rights under this Section 1.14(d) shall terminate and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.13(a), 1.14(a) and 1.14(b).

         1.15. Single Loan. All Loans to Borrower and all of the other Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured, until the Termination Date, by all of its Collateral.

2.       CONDITIONS PRECEDENT

         2.1. Conditions to the Initial Loans.

         No Lender shall be obligated to make any Loan or incur any obligation with respect to any Letter of Credit on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent, or waived in writing by Agent and Lenders:

                  (a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, Agent, Revolving Credit Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance satisfactory to Agent.

                  (b) Repayment of Prior Lender Obligations; Satisfaction of Outstanding L/C's. (i) Agent shall have received a fully executed original of a pay-off letter satisfactory to Agent confirming that all of the Prior Lender Obligations will be repaid in full from the proceeds of the Term Loan and the initial Revolving Credit Advance and all Liens upon any of the property of Borrower or any of its Subsidiaries in favor of Prior Lender shall be terminated by Prior Lender immediately upon such payment; and (ii) all letters of credit issued or guaranteed by Prior Lender and remaining available and undrawn shall have been cash collateralized or replaced by a Letter of Credit of Revolving Credit Agent.

                  (c) Approvals. Agent shall have received (i) satisfactory evidence that Borrower has obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents or (ii) an officer's certificate in form and substance satisfactory to Agent affirming that no such consents or approvals are required.

                  (d) Payment of Fees. Borrower shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.7 (including the Fees specified in the Fee Letters), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

                  (e) Capital Structure: Other Indebtedness. The capital structure of Borrower and the terms and conditions of all Indebtedness of Borrower shall be acceptable to Agent in its sole discretion.

         2.2. Further Conditions to Each Loan. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Loan, convert or continue any Loan as a LIBOR Loan, or incur any Letter of Credit Obligation, if, as of the date thereof:

                  (a) Any representation or warranty by Borrower contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement; or

                  (b) Any event or circumstance having a Material Adverse Effect shall have occurred since the date hereof; or

                  (c) (i) Any Event of Default shall have occurred and be continuing or would result after giving effect to any Loan, (or the incurrence of any obligation with respect to any Letter of Credit), or
         (ii) a Default shall have occurred and be continuing or would result after giving effect to any Loan, and Agent or Requisite Revolving Lenders shall have determined not to make any Loan or incur any Letter of Credit Obligation so long as that Default is continuing; or

                  (d) After giving effect to any Advance (or the incurrence of any obligation with respect to any Letter of Credit), the outstanding principal amount of the Revolving Loan would exceed the Maximum Amount.

The request and acceptance by Borrower of the proceeds of any Loan, the incurrence by any Lender of any obligation with respect to any Letter of Credit or the conversion or continuation of any Loan into, or as, a LIBOR Loan, as the case may be, shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

3.       REPRESENTATIONS AND WARRANTIES

         To induce Lenders to make the Loans and to incur obligations with respect to Letters of Credit, Borrower makes the following representations and warranties to Agent and each Lender with respect to Borrower and each of its Subsidiaries, each and all of which shall survive the execution and delivery of this Agreement.

         3.1. Corporate Existence; Compliance with Law. Borrower and each of its Subsidiaries (a) is a corporation or business trust, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) is duly qualified to conduct business or perform the function for which it was organized and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business or other activities requires such qualification, except where the failure to be so qualified would result in exposure to losses, damages or liabilities which would reasonably be expected to have a Material Adverse Effect; (c) has the requisite power and authority (either corporate or otherwise) and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities, having jurisdiction, to the extent required for such ownership, operation and conduct, except to the extent that the failure to have any of such licenses, permits, consents or approvals would not reasonably be expected to have a Material Adverse Effect; (e) is in compliance with its charter and by-laws (or equivalent organizational documents); and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law (including, without limitation, applicable gaming laws) except where the failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         3.2. Executive Offices; FEIN. As of the Closing Date, the current location of Borrower's chief executive office and principal place of business is set forth in Disclosure Schedule (3.2), and such location has not changed within the twelve (12) months preceding the Closing Date. In addition, Disclosure Schedule (3.2) lists Borrower's federal employer identification number.

         3.3. Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by Borrower of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within Borrower's corporate power; (b) have been duly authorized by all necessary or proper corporate and shareholder action on the part of Borrower; (c) do not contravene any provision of Borrower's charter or bylaws; (d) do not violate any law or regulation (including, without limitation, gaming laws), or any order or decree of any court or Governmental Authority, except to the extent that any such violation would not reasonably be expected to have a Material Adverse Effect; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound, except to the extent that any such conflict, breach or termination would not reasonably be expected to have a Material Adverse Effect; (f) do not result in the creation or imposition of any Lien upon any of the property of Borrower other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents to which Borrower is a party shall have been duly executed and delivered by Borrower and each such Loan Document shall then constitute a legal, valid and binding obligation of Borrower enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in proceeding at law or in equity and the availability of the remedy of specific performance).

         3.4. Financial Statements and Projections. Except for the Projections, all Financial Statements concerning Borrower and its Subsidiaries which are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

                  (a) The following Financial Statements attached hereto as Disclosure Schedule (3.4(A)) have been delivered on the date hereof:

                           (i) The audited consolidated and consolidating balance sheets at December 31, 1999 and the related statements of income and cash flows of Borrower and its Subsidiaries for the Fiscal Years then ended, certified by KPMG, LLP.

                           (ii) The unaudited balance sheet(s) at September 30, 2000 and the related statement(s) of income and cash flows of Borrower and its Subsidiaries for the Fiscal Quarter then ended.

                  (b) Pro Forma. The Pro Forma delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(B)) was prepared by Borrower giving pro forma effect to the funding of the Term Loan and the initial Revolving Credit Advances on the Closing Date and the repayment of the Prior Lender Obligations, was based on the unaudited consolidated balance sheets of Borrower and its Subsidiaries dated September 30, 2000, and was prepared consistent with past practices.

                  (c) Projections. The Projections delivered on or prior to date hereof to each of the Lenders have been prepared by Borrower in light of the past operations of its businesses, but including future payments of known contingent liabilities, and reflect projections for the three
         (3) year period beginning on January 1, 2001 on a month by month basis for the first year and on a year by year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Closing Date, reflect Borrower's good faith and reasonable estimates of the future financial performance of Borrower and of the other information projected therein for the period set forth therein.

         3.5. Material Adverse Effect. Between December 31, 1999 and the Closing Date, (a) neither Borrower nor any of its Subsidiaries has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Pro Forma and which, alone or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by Borrower or any of its Subsidiaries or has become binding upon Borrower's or any of its Subsidiaries' assets and no law or regulation applicable to Borrower or any of its Subsidiaries has been adopted which has had or would reasonably be expected to have a Material Adverse Effect, and (c) neither Borrower nor any of its Subsidiaries is in default and to the best of Borrower's knowledge no third party is in default under any material contract, lease or other agreement or instrument, which alone or in the aggregate would reasonably be expected to have a Material Adverse Effect. Between December 31, 1999 and the Closing Date no event has occurred, which alone or together with other events, would reasonably be expected to have a Material Adverse Effect.

         3.6. Ownership of Property; Liens. As of the Closing Date, the real estate ("Real Estate") listed on Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or operated by Borrower or any of its Subsidiaries. Borrower and each of its Subsidiaries owns good and marketable fee simple title to all of its owned real estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such leases or a summary of terms thereof to the extent reasonably requested by Agent and satisfactory to Agent in its reasonable discretion have been delivered to Agent. Disclosure Schedule (3.6) further describes any Real Estate with respect to which Borrower or any of its Subsidiaries is a lessor, sublessor or assignor as of the Closing Date. Borrower and each of its Subsidiaries also has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets. As of the Closing Date, none of the properties and assets of Borrower or any of its Subsidiaries are subject to any Liens other than Liens permitted under Section 6.7, and there are no facts, circumstances or conditions known to Borrower that may result in any Liens (including Liens arising under Environmental Laws) other than Liens permitted under Section 6.7.

         3.7. Labor Matters. As of the Closing Date (a) no strikes or other material labor disputes against Borrower or any of its Subsidiaries are pending or, to Borrower's or any of its Subsidiaries' knowledge, threatened; (b) hours worked by and payment made to employees of Borrower and each of its Subsidiaries complies in all material respects with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter; (c) all payments due from Borrower and each of its Subsidiaries for employee health and welfare insurance have been paid or accrued as a liability on the books of Borrower and each of its Subsidiaries, except to the extent that the failure to make any such payment would not reasonably be expected to have a Material Adverse Effect; (d) except as set forth in Disclosure Schedule (3.7), neither Borrower nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement or any employment agreement (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Agent); (e) there is no organizing activity involving Borrower or any of its Subsidiaries pending or, to Borrower's or any of its Subsidiaries' knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to Borrower's or any of its Subsidiaries' knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of Borrower or any of its Subsidiaries has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule (3.7), there are no complaints or charges against Borrower or any of its Subsidiaries pending or, to the knowledge of Borrower or any of its Subsidiaries, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Borrower or any of its Subsidiaries of any individual which would reasonably be expected to result in a Material Adverse Effect.

         3.8. Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.8), as of the Closing Date Borrower does not have any Subsidiaries, is not engaged in any joint venture or partnership with any other Person, and is not an Affiliate of any other Person. All of the issued and outstanding Stock of each Subsidiary listed on Disclosure Schedule (3.8) is owned Borrower. There are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which Borrower may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness of Borrower and each of its Subsidiaries as of the Closing Date is described in Section 6.3 (including Disclosure Schedule (6.3)). As of the Closing Date, except as set forth on Disclosure Schedule (3.8), none of the Subsidiaries of Borrower has any assets or any Indebtedness or Guaranteed Indebtedness.

         3.9. Government Regulation. Borrower is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrower, the incurrence of any obligation with respect to any Letter of Credit on behalf of Borrower, the application of the proceeds thereof and repayment thereof will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission applicable to Borrower or the Loans, except to the extent such violation would not reasonably be expected to have a Material Adverse Effect,.

         3.10. Margin Regulations. Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). Borrower does not own any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve Board. Borrower will not take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board applicable to Borrower or the Loans.

         3.11. Taxes. Except to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect, all tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by Borrower have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with
Section 5.2(b). Proper and accurate amounts have been withheld by Borrower from its employees for all periods in full and complete compliance with all applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect. Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which Borrower's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule (3.11), Borrower has not executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Except to the extent such liabilities would not reasonably result in a Material Adverse Effect, neither Borrower nor any of its Subsidiaries are liable for any Charges remaining outstanding and due and payable: (a) under any agreement (including any tax sharing agreements) or
(b) to Borrower's knowledge, as a
transferee. As of the Closing Date, Borrower has not agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

         3.12. ERISA.

                  (a) Disclosure Schedule (3.12) lists and separately identifies all Title IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans as of the Closing Date. Copies of all such listed Plans, together with a copy of the latest form 5500 for each such Plan, have been delivered to Agent. Except with respect to Multiemployee Plans, or except as otherwise set forth on Disclosure Schedule (3.12), each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA except to the extent that the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any ERISA Affiliate has engaged in a prohibited transaction, as defined in Section 4975 of the IRC, in connection with any Plan, which would subject Borrower to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

                  (b) Except as set forth in Disclosure Schedule (3.12): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) neither Borrower nor any ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of Borrower or any ERISA Affiliate; and (vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency except to the extent that any of the foregoing events under clauses (i) through (vi) would reasonably be expected to have a Material Adverse Effect.

         3.13. No Litigation. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of Borrower, threatened against Borrower or any of its Subsidiaries, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"),
(a) which challenges Borrower's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) which has a reasonable risk of being determined adversely to Borrower or any of its Subsidiaries and which, if so determined, would reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or threatened which seeks damages in excess of $100,000 in excess of insurance which has been tendered to the insurance carrier, or injunctive relief or alleges criminal misconduct of Borrower.

         3.14. Brokers. Except as set forth on Disclosure Schedule (3.14), no broker or finder acting on behalf of Borrower brought about the obtaining, making or closing of the Loans, and Borrower has no obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

         3.15. Intellectual Property. As of the Closing Date, Borrower and each of its Subsidiaries owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now conducted by it, and each Patent, registered Trademark (and applications therefor), registered Copyright and material License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15) hereto. Borrower and each of its Subsidiaries conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

         3.16. Full Disclosure. No written projection, Financial Statement or other reports made by Borrower or a senior officer thereof to Agent or any Lender in connection with this Agreement, or in connection with any Loan, as of the date thereof contained any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statement made not materially misleading in light of all the circumstances existing at the date the statement was made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject as to priority, only to the Liens permitted under Section 6.7.

         3.17. Environmental Matters.

                  (a) Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) to Borrower's knowledge the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of Borrower's or any Subsidiaries' interest in such Real Estate and which would not result in Environmental Liabilities which would reasonably be expected to result in a Material Adverse Effect;
         (ii) neither Borrower nor any of its Subsidiaries has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate in violation of any Environmental Law, except to the extent such violation would not reasonably be expected to have a Material Adverse Effect; (iii) Borrower and its Subsidiaries are and have been in compliance with all Environmental Laws, except for such noncompliance which would not result in Environmental Liabilities which would reasonably be expected to result in a Material Adverse Effect; (iv) Borrower and its Subsidiaries have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities which would reasonably be expected to result in a Material Adverse Effect, and all such Environmental Permits are valid, uncontested and in good standing; (v) neither Borrower nor any of its Subsidiaries is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Person which would reasonably be expected to result in a Material Adverse Effect;
         (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material which seeks damages, penalties, fines, injunctive relief, costs or expenses which if obtained would reasonably be expected to result in a Material Adverse Effect; or which alleges criminal misconduct by Borrower or any of its Subsidiaries; (vii) no notice has been received by any Borrower or any of its Subsidiaries identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of Borrower, there are no facts, circumstances or conditions that would make it reasonably likely that Borrower would be identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (viii) Borrower has provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities relating to the Real Estate reasonably requested by Agent.

                  (b) Borrower hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or Borrower's or any of its Subsidiaries' affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence Borrower's or any of its Subsidiaries' conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

         3.18. Insurance. Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by Borrower and each of its Subsidiaries, as well as a summary of the terms of each such policy.

         3.19. Deposit Accounts. Disclosure Schedule (3.19) lists all banks and other financial institutions at which Borrower maintains deposits and/or other accounts as of the Closing Date and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

         3.20. Government Contracts. Except as set forth in Disclosure Schedule (3.20), as of the Closing Date, Borrower is not a party to any contract or agreement with any Governmental Authority which generates or may generate a receivable and Borrower's Accounts are not subject to the Federal Assignment of Claims Act, as amended (31 U.S.C. Section 3727) or any similar state or local law.

         3.21. Customer and Trade Relations. As of the Closing Date, there exists no actual or, to the knowledge of Borrower, threatened termination or cancellation of, or any material adverse modification or change in the business relationship of Borrower or any Subsidiary with any party to a Material Customer Contract, or (to the extent not otherwise included therein) a customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of such Person; or the business relationship of Borrower or any of its Subsidiaries with any supplier material to its operations.

         3.22. Agreements and Other Documents. As of the Closing Date, Borrower has provided to Agent or its counsel, on behalf of Lenders, copies (or summaries) of all of the following agreements or documents to which it is subject and each of which are listed on Disclosure Schedule (3.22): supply agreements and purchase agreements not terminable by Borrower or any of its Subsidiaries within sixty (60) days following written notice issued by such Person and involving transactions in excess of $1,000,000 per annum; any lease of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $1,000,000 per annum; licenses and permits held by such Person, the absence of which would be reasonably likely to have a Material Adverse Effect; and instruments or documents evidencing Indebtedness of such Person and any security interest granted by such Person with respect thereto.

         3.23. Solvency. Both before and after giving effect to (a) the Loans and Letters of Credit to be made or issued on the Closing Date or such other date as Loans and Letters of Credit requested hereunder are made or issued, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower, (c) the Refinancing, and (d) the payment and accrual of all transaction costs in connection with the foregoing, Borrower and each of its Subsidiaries is Solvent.

         3.24. Status of Guarantors. Intentionally omitted.

         3.25. Subordinated Debt. As of the Closing Date, Borrower has delivered to Agent a complete and correct copy of the Subordinated Notes (including all schedules, exhibits, amendments, supplements, modifications, assignments and other material documents delivered pursuant thereto or in connection therewith). Borrower has the corporate power and authority to incur the Indebtedness evidenced by the Subordinated Notes. The subordination provisions of the Subordinated Notes are enforceable against the holders of the Subordinated Notes by Agent and Lenders. All Obligations, including the Obligations to pay principal of and interest on the Loans and the Letter of Credit Obligations, constitute senior Indebtedness entitled to the benefits of the subordination provisions contained in the Subordinated Notes. The principal of and interest on the Notes, all Letter of Credit Obligations and all other Obligations will constitute "senior debt" as that or any similar term is or may be used in any other instrument evidencing or applicable to any other Subordinated Debt. Borrower acknowledges that Agent and each Lender are entering into this Agreement and are extending the Commitments in reliance upon the subordination provisions of the Subordinated Notes and this Section 3.25.

4.       FINANCIAL STATEMENTS AND INFORMATION

         4.1. Reports and Notices. Borrower hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent and/or Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

         4.2. Communication with Accountants. Borrower authorizes Agent and, so long as a Default or Event of Default shall have occurred and be continuing, each Lender, to communicate directly with its independent certified public accountants including KPMG, LLP, and authorizes and shall instruct those accountants and advisors to disclose and make available to Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to Borrower and its Subsidiaries (including copies of any issued management letters) with respect to the business, financial condition and other affairs of such Person.

5.       AFFIRMATIVE COVENANTS

         Borrower agrees that from and after the date hereof and until the Termination Date:

         5.1. Maintenance of Existence and Conduct of Business. Borrower shall, and shall cause each of its Subsidiaries to: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1).

         5.2. Payment of Obligations.

                  (a) Subject to Section 5.2(b), Borrower shall and shall cause each of its Subsidiaries to pay and discharge or cause to be paid and discharged before the same shall become delinquent all material Charges payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all material Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become past due.

                  (b) Borrower or such Subsidiary may in good faith contest, by appropriate proceedings, the validity or amount of any material Charges or claims described in Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of Borrower or such Subsidiary, in accordance with GAAP, (ii) no Lien shall be imposed to secure payment of such Charges that is superior to any of the Liens securing payment of the Obligations and such contest is maintained and prosecuted with diligence and operates to suspend collection or enforcement of such Charges, (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (iv) and shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrower or such Subsidiary or the conditions set forth in this Section 5.2(b) are no longer met, and (v) Agent has not advised Borrower in writing that Agent reasonably believes that nonpayment or nondischarge thereof would have or result in a Material Adverse Effect.

         5.3. Books and Records. Borrower shall and shall cause each of its Subsidiaries to keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(A)).

         5.4. Insurance; Damage to or Destruction of Collateral.

                  (a) Borrower shall, at its sole cost and expense, maintain the policies of insurance described on Disclosure Schedule (3.18) as in effect on the date hereof or otherwise in form and amounts and with insurers acceptable to Agent. If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Agent deems advisable. Agent shall have no obligation to obtain insurance for Borrower or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from Borrower's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral.

                  (b) Agent reserves the right at any time upon any change in Borrower's risk profile (including any change in the product mix maintained by Borrower or any laws affecting the potential liability of Borrower) to require additional forms and limits of insurance to, in Agent's reasonable opinion, adequately protect both Agent's and Lender's interests in all or any portion of the Collateral and to ensure that Borrower is protected by insurance in amounts and with coverage customary for its industry. If requested by Agent, but, so long as no Default or Event of Default has occurred or is continuing, no more frequently than annually, Borrower shall deliver to Agent from time to time a report of a reputable insurance broker, satisfactory to Agent, with respect to its insurance policies.

                  (c) Borrower shall deliver to Agent, in form and substance satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Borrower irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default shall have occurred and be continuing, as Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of Borrower on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $100,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, so long as an Event of Default has not occurred and is continuing, Agent shall permit or require Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance process would not reasonably be expected to have a Material Adverse Effect, Agent shall permit Borrower to replace, restore, repair or rebuild the property; provided that if Borrower has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.3(d). All insurance proceeds which are to be made available to Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Revolving Credit Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Loan Commitment), and Borrower shall forthwith proceed with diligence to replace, repair, restore or rebuild the Collateral. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(d).

         5.5. Compliance with Laws. Borrower shall comply with and shall cause each of its Subsidiaries to comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to gaming, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         5.6. Supplemental Disclosure. From time to time as may be requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), Borrower shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or which is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing; and (b) no supplement shall be required as to representations and warranties that relate solely to the Closing Date.

         5.7. Intellectual Property. Borrower will and shall cause each of its Subsidiaries to conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person except to the extent such infringement or interference would not reasonably be expected to result in a Material Adverse Effect.

         5.8. Environmental Matters. Borrower shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance which would not reasonably be expected to have a Material Adverse Effect; (b) notify Agent promptly after Borrower becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate which is reasonably likely to result in Environmental Liabilities which would reasonably be expected to result in a Material Adverse Effect; and (c) promptly forward to Agent a copy of any written order, notice, request for information or any communication or report received by such Person in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that would reasonably be expected to result in Environmental Liabilities which would reasonably result in a Material Adverse Effect, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by Borrower or any of its Subsidiaries or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, which, in each case, would reasonably be expected to have a Material Adverse Effect, then such Person shall, upon Agent's written request
(i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrower's expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance acceptable to Agent, and
(ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrower shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

         5.9. Landlords' Agreements, Mortgagee Agreements and Bailee Letters. Borrower shall use its best efforts to obtain a landlord's agreement from the lessor of each leased property of Borrower located in Boulder, Colorado (Borrower's headquarters facility), Kent, Washington (warehouse) and Denver, Colorado (refurbishing facility), which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord may assert against the Inventory or Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent. After the Closing Date, no material real property or warehouse space shall be leased or acquired by Borrower or any of its Subsidiaries and no material Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Agent or, unless and until a satisfactory landlord or mortgagee agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Borrower and each of its Subsidiaries shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

         5.10. Further Assurances. Borrower agrees that it shall and shall cause each of its Subsidiaries, at such Person's expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document including, without limitation, the pledging of Borrower's Stock in its Subsidiaries, to Agent.

6.       NEGATIVE COVENANTS

         Borrower agrees that, without the prior written consent of Agent and the Requisite Lenders, from and after the date hereof until the Termination
Date:

         6.1. Mergers, Subsidiaries, Etc. Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary (b) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person (provided that any Subsidiary of Borrower may be merged into Borrower with Borrower being the surviving entity and provided that ACMI Canada, Inc. may be wound up and dissolved in accordance with the applicable laws of the State of Colorado), or (c) make Capital Expenditures (subject to the limits set forth in Section (a) of Annex G). Notwithstanding the foregoing, Borrower, may acquire all or substantially all of the assets or capital Stock of any Person (the "Target") (in each case, a "Permitted Acquisition") subject to the satisfaction of each of the following conditions:

                           (i) The Target must be a franchisee of Borrower on the Closing Date;

                           (ii) Agent shall receive at least twenty (20) Business Days prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

                           (iii) such Permitted Acquisition shall only involve assets located in the United States and/or Canada and comprising a business, or those assets of a business, of or substantially related or incidental to the type engaged in by Borrower as of the Closing Date, and which business would not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to Borrower prior to such Permitted Acquisition;

                           (iv) such Permitted Acquisition shall be consensual and shall have been approved by the Target's board of directors;

                           (v) no additional Indebtedness, Guaranteed
         Indebtedness, contingent obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of Borrower and Target after giving effect to such Permitted Acquisition, except (A) Loans made hereunder, (B) ordinary course trade payables, accrued expenses and unsecured Indebtedness of the Target to the extent no Default or Event of Default shall have occurred and be continuing or would result after giving effect to such Permitted Acquisition, and (C) Subordinated Debt in favor of the seller;

                           (vi) the sum of all amounts payable in connection with all Permitted Acquisitions (including all transaction costs and all Indebtedness, liabilities and contingent obligations incurred or assumed in connection therewith or otherwise reflected on a consolidated balance sheet of Borrower and Target) other than the Senarc Acquisition, shall not exceed $1,000,000 during any Fiscal Year.

                           (vii) the sum of all amounts payable in connection with the Senarc Acquisition (including all transaction costs and all Indebtedness, liabilities and contingent obligations incurred or assumed in connection therewith or otherwise reflected on a consolidated balance sheet of Borrower and Target), shall not exceed $1,300,000 and the portion of the amount payable in connection with the Senarc Acquisition in cash (including lease buyouts) shall not exceed $500,000;

                           (viii) the Target shall not have incurred an operating loss for the trailing twelve-month period preceding the date of the Permitted Acquisition, as determined based upon the Target's Financial Statements for its most recently completed fiscal year and its most recent interim financial period completed within sixty (60) days prior to the date of consummation of such Permitted Acquisition;

                           (ix) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Liens permitted under Section 6.7));

                           (x) at or prior to the closing of any Permitted Acquisition, Agent will be granted a first priority perfected Lien (subject to Liens permitted under Section 6.7) in the assets acquired pursuant thereto or in the assets and capital stock of the Target, and Borrower and the Target shall have executed such documents and taken such actions as may be required by Agent in connection therewith;

                           (xi) Concurrently with delivery of the notice referred to in clause (i) above, Borrower shall have delivered to Agent, in form and substance satisfactory to Agent:

                                    (A) a pro forma consolidated balance sheet,
                           income statement and cash flow statement of Borrower and its Subsidiaries (the "Acquisition Pro Forma"), based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Borrower and its Subsidiaries in accordance with GAAP, but taking into account such Permitted Acquisition and the funding of all Loans in connection therewith, and such Acquisition Pro Forma shall reflect that (x) on a pro forma basis, no Event of Default shall have occurred and be continuing or would result after giving effect to such Permitted Acquisition and (y) Borrower would have been in compliance with the financial covenants set forth in Annex G for the four quarter period reflected in the Compliance Certificate most recently delivered to Agent pursuant to Annex E prior to the consummation of such Permitted Acquisition (giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period);

                                    (B) updated versions of the most recently
                           delivered Projections covering the one (1) year period commencing on the date of such Permitted Acquisition and otherwise prepared in accordance with the Projections (the "Acquisition Projections") and based upon historical financial data of a recent date satisfactory to Agent, taking into account such Permitted Acquisition; and

                                    (C) a certificate of the chief financial
                           officer of Borrower to the effect that: (w) Borrower will be Solvent upon the consummation of the Permitted Acquisition; (x) the Acquisition Pro Forma fairly presents the financial condition of Borrower as of the date thereof after giving effect to the Permitted Acquisition; (y) the Acquisition Projections are reasonable estimates of the future financial performance of Borrower subsequent to the date thereof based upon the historical performance of Borrower and the Target and show that Borrower shall continue to be in compliance with the financial covenants set forth in Annex G for the three (3) year period thereafter; and (z) Borrower has completed their due diligence investigation with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to Agent and Lenders;

                           (xii) on or prior to the date of such Permitted Acquisition, Agent shall have received, in form and substance satisfactory to Agent, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by Agent;

                           (xiii) with respect to the Senarc Acquisition only, such Permitted Acquisition must be completed on or before June 30, 2001; and

                           (xiv) at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

Notwithstanding anything herein to the contrary, if Borrower, at any time, desires to make an acquisition which is not a Permitted Acquisition solely by reason of the fact that such acquisition would cause the limit set forth in
Section 6.1(vi) to be exceeded, Borrower shall deliver written notice of its desire, along with all relevant documentation available in connection with such proposed acquisition, to Agent, Revolving Credit Agent and each Lender. Agent, Revolving Credit Agent and each of the Lenders shall use their best efforts to review such information and provide written notice of approval or disapproval of such acquisition to Agent within ten (10) Business Days following receipt of the initial request from Borrower. Agent will use its best efforts to respond with the Lenders' approval or disapproval to Borrower within a time period ending on the date which is ten (10) Business Days following the latest delivery of such request to Agent, Revolving Credit Agent or any of the Lenders. If Agent, Revolving Credit Agent and all of the Lenders approve such acquisition as presented, and written notice of approval is delivered to Borrower by Agent within such ten (10) Business Day period, such acquisition shall be deemed a Permitted Acquisition. If any Lender disapproves such acquisition, or fails to respond to Agent or if Agent shall fail to respond to Borrower for any reason, in either case before the expiration of such ten (10) Business Day period, Borrower shall be prohibited from pursuing such acquisition. Failure to deliver notice of approval shall, for all purposes, be deemed a denial of Borrower's request for approval of such acquisition. Neither Agent, Revolving Credit Agent or any Lender shall have any liability to Borrower or any other Person for any failure to (i) approve any such proposed acquisition, or (ii) failure to provide notice to Borrower of approval or disapproval of such proposed acquisition within such ten (10) Business Day period.

         6.2. Investments; Loans and Advances. Except as otherwise expressly permitted by this Section 6, Borrower shall not, nor shall it permit its Subsidiaries to make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that (a) Borrower may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrower does not exceed $100,000; (b) Borrower may maintain its existing investments in its Subsidiaries as of the Closing Date; and (c) Borrower may make investments subject to Control Letters in favor of Agent for the benefit of Lenders as may reasonably requested by Agent in cash and Cash Equivalents, (d) Borrower may maintain its existing unsecured junior subordinated Indebtedness to American Coin Merchandising Trust I in the form of an intracompany junior subordinated debenture in the original principal amount equal to the aggregate original principal amount of $17,000,000, (e) Permitted Acquisitions satisfying the conditions set forth in and consummated pursuant to
Section 6.1, (f) extensions of credit in the form of Guaranteed Obligations to the extent expressly permitted by Section 6.6, (g) subject to Section 1.3(b)(iii), investments of the net proceeds of new cash equity raised by Borrower subsequent to the Closing Date; provided that such net proceeds are invested in the business of Borrower, (h) loans and advances to employees of Borrower and its Subsidiaries as permitted in Section 6.4(b), (i) investments in the form of any interest rate protection or hedging contract entered into with any Lender as counterparty and approved by Agent, (j) investments set forth on Schedule (6.2), (k) additional investments by Borrower in the aggregate amount invested after the Closing Date not to exceed at any time outstanding $200,000,and (l) investments received in connection with the bankruptcy or reorganization of customers or clients and in settlement of delinquent obligations of, and other disputes with, customers or clients.

         6.3. Indebtedness.

                  (a) Borrower shall not, nor shall it permit its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capitalized Leases permitted in clause (c) of
         Section 6.7, (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereof which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and which are otherwise on terms and conditions no less favorable in any material respect to Borrower or any Subsidiary, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, (v) Indebtedness specifically permitted under Section 6.1, (vi) Indebtedness incurred pursuant to any interest rate protection or hedging contract entered into with any Lender as counterparty and approved by Agent, (vii) Indebtedness secured by Liens permitted by Section 6.7(c), (d) or (e), (viii) endorsements for collection or deposit in the ordinary course of business,

         (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of Business provided that such Indebtedness is extinguished with five (5) Business Days of its incurrence, (ix) Indebtedness of any Subsidiary to Borrower which constitutes Investments permitted under Section 6.2 and (x) other unsecured Indebtedness of Borrower not to exceed $500,000 in the aggregate principal amount outstanding at any time.

                  (b) Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, voluntarily purchase, (other than at stated maturity) redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Subordinated Debt.

         6.4. Employee Loans and Affiliate Transactions.

                  (a) Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or be a party to any transaction with any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Person's business and upon fair and reasonable terms that are no less favorable to such Person than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Person. In addition, if any such transaction or series of related transactions involves payments in excess of $100,000 in the aggregate to any Person other than Borrower or any Subsidiary thereof, the terms of these transactions must be disclosed in advance to Agent and Lenders. All such transactions existing as of the date hereof are described on Disclosure Schedule (6.4(a)).

                  (b) Borrower shall not and shall not permit any of its Subsidiaries to enter into any lending or borrowing transaction with any employees of any such Person, except loans to its respective employees on an arm's-length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes.

         6.5. Capital Structure and Business. Borrower shall not (a) make any changes in any of its business objectives, purposes or operations which would reasonably be expected to have or result in a Material Adverse Effect, or (b) amend its charter or bylaws in a manner which would materially and adversely affect Agent, Revolving Credit Agent or Lenders or Borrower's duty or ability to repay the Obligations. Borrower shall not engage in any business other than the businesses currently engaged in by it or businesses reasonably related or incidental thereto.

         6.6. Guaranteed Indebtedness. Borrower shall not, and shall not permit any of its Subsidiaries to create, incur, assume or permit to exist any Guaranteed Indebtedness except by endorsement of instruments or items of payment for deposit to the general account of such Person.

         6.7. Liens. Borrower shall not, and shall not permit any of its Subsidiaries to create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7), (c) purchase-money security interests in goods or software acquired or held by Borrower in the ordinary course of business comprising purchase-money collateral securing purchase-money obligations not to exceed $500,000 outstanding at any one time for all such Liens, incurred or assumed solely for the purpose of financing all or any part of the cost of acquiring such property; provided that
(i) any such Lien attaches to such property and is perfected within the statutory period for the temporary perfection of purchase-money security interests provided in the Code in effect in the applicable jurisdiction and (ii) such Lien attaches solely to the property so acquired in such transaction; (d) Liens in the form of Capitalized Leases entered into by Borrower, provided that such Lien attaches solely to the property so acquired in such transaction on property subject to such Capitalized Lease, and provided further that the aggregate principal amount of the Indebtedness secured by such Liens shall not exceed at any one time $1,000,000; (e) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Borrower in the ordinary course of business not materially interfering with the conduct of the business of Borrower; (f) non-exclusive licenses or sublicenses of Intellectual Property by Borrower granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of Borrower and its Subsidiaries taken as a whole; (g) any interest of a licensor or sublicensor under any license or sublicense as to which Borrower is the licensee or sublicensee; and (h) other Liens securing the Obligations. In addition, Borrower shall not, and shall not permit any of its Subsidiaries to, become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

         6.8. Sale of Stock and Assets. Borrower shall not, and shall not permit any of its Subsidiaries to, sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the capital Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of their Accounts, other than (a) the sale of Inventory in the ordinary course of business, and (b) the sale, transfer, conveyance or other disposition by such Person of assets that are obsolete or no longer used or useful in such Person's business, provided that the proceeds received for such sale, transfer, conveyance or other disposition must be cash, Indebtedness permitted under
Section 6.3(vii), or new fixed assets received in trade. All cash proceeds received shall be applied as set forth in Section 1.3 above, and all new fixed assets received must, notwithstanding anything herein to the contrary, (i) be free and clear of all Liens including purchase money Liens other than a Lien in favor of Agent, (ii) be subject, in a manner satisfactory to Agent in Agent's sole discretion, to a first priority security interest in favor of Agent for the benefit of Lenders, and (c) other Equipment and Fixtures; provided that assets which are sold as permitted under clauses (b) and (c) above shall not exceed $1,250,000 in the aggregate in any Fiscal Year of Borrower . With respect to any disposition of assets or other properties permitted pursuant to clause (b) and clause (c) above, Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit Borrower to effect such disposition and shall execute and deliver to Borrower, at Borrower's expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrower.

         6.9. ERISA. Borrower shall not, nor shall it cause or permit any ERISA Affiliate to, cause or permit to occur an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event would reasonably be expected to have a Material Adverse Effect.

         6.10. Financial Covenants. Borrower shall not breach or fail to comply with any of the Financial Covenants (the "Financial Covenants") set forth in Annex G.

         6.11. Hazardous Materials. Borrower shall not, and shall not permit any of its Subsidiaries, to cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities which individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         6.12. Sale Leasebacks. Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

         6.13. Cancellation of Indebtedness. Borrower shall not, and shall not permit any of its Subsidiaries to, cancel any claim or debt owing to it in excess of $100,000 except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

         6.14. Restricted Payments. Borrower shall not, and shall not permit any of its Subsidiaries to, make any Restricted Payment, except (a) dividends and distributions by Subsidiaries of Borrower paid to Borrower, (b) dividends payable solely in Stock of Borrower or rights to purchase Stock of Borrower; (c) the repurchase or redemption of Stock of Borrower held by any employee, officer or director upon the death, disability, or termination of employment of such Person by Borrower or any its Subsidiaries; (d) employee loans permitted under
Section 6.4(b) above, and (e) scheduled payments of principal and interest with respect to the Subordinated Debt, provided no payment under clauses (c), (d) and
(e) may be made at any time a Default or Event of Default exists.

         6.15. Change of Corporate Name or Location; Change of Fiscal Year. Borrower shall not, and shall not permit any of its Subsidiaries to, (a) change its corporate name, (b) change its chief executive office or principal place of business, the location of its records concerning the Collateral or jurisdiction of organization, or (c) corporate offices or warehouses or locations at which Collateral is held or stored (other than retail stores or other establishments in which Borrower's Equipment is exposed to the public), in the any case without at least thirty (30) days prior written notice to Agent (except for action taken under clause (c) in which case notice must be made to Agent prior to such change) and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and provided that any such new location or jurisdiction of organization shall be in the continental United States. Without limiting the foregoing, Borrower shall not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other then applicable provision of the Code except upon prior written notice to Agent and Lenders and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken. Borrower shall not change its Fiscal Year.

         6.16. No Impairment of Intercompany Transfers. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of Borrower to Borrower.

         6.17. No Speculative Transactions. Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

         6.18. Leases. Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any operating lease for Equipment or Real Estate, if the aggregate of all such operating lease payments payable in any year for Borrower and its Subsidiaries on a consolidated basis would exceed $3,000,000.

         6.19. Changes Relating to Subordinated Debt. Borrower shall not, and shall not permit any of its Subsidiaries to, change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (a) increase the interest rate on such Subordinated Debt; (b) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Debt; (d) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of such Subordinated Debt; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such Subordinated Debt in a manner materially adverse to Borrower, any of its Subsidiaries, Agent, Revolving Credit Agent or any Lender.

7.       TERM

         7.1. Termination. The financing arrangements contemplated hereby, other than Revolving Lenders' obligation to make Revolving Credit Advances or to incur obligations with respect to Letters of Credit (which such obligations shall terminate on the Commitment Termination Date), shall be in effect until the Term Loan Termination Date, and the Term Loan and all other Obligations shall be automatically due and payable in full on such date.

         7.2. Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of Borrower or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date or the Term Loan Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Borrower, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided however, that in all events the provisions of Section 11, the payment obligations under Sections 1.13 and 1.14, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.       EVENTS OF DEFAULT: RIGHTS AND REMEDIES

         8.1. Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

                  (a) Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse Agent, Revolving Credit Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agent's demand for such reimbursement or payment of expenses.

                  (b) Borrower shall fail or neglect to perform, keep or observe any of the provisions of Sections 1.4, 5.4 or 6, or any of the provisions set forth in Annex G.

                  (c) Borrower shall fail or neglect to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annex E, and the same shall remain unremedied for five (5) Business Days or more.

                  (d) Borrower shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for twenty (20) days or more.

                  (e) A default or breach shall occur under any other agreement, document or instrument to which Borrower or any of its Subsidiaries is a party which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any such Person in excess of $5,000,000 in the aggregate, or (ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $5,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

                  (f) Assets of Borrower or any of its Subsidiaries with a fair market value of $100,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of such Person and such condition continues for thirty (30) days or more.

                  (g) A case or proceeding shall have been commenced against Borrower or any of its Subsidiaries seeking a decree or order in respect of such Person (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or of any substantial part of any such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of such Person (other than any voluntary winding-up of ACMI Canada, Inc., by Borrower under the laws of the State of Colorado), and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

                  (h) Borrower or any of its Subsidiaries (i) shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) shall fail to contest in a timely and appropriate manner or shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower or any of its Subsidiaries or of any substantial part of any such Person's assets, (iii) shall make an assignment for the benefit of creditors, or (iv) shall take any corporate action in furtherance of any of the foregoing, or (v) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due.

                  (i) A final judgment or judgments for the payment of money to the extent not covered by independent third party insurance in excess of $500,000 in the aggregate at any time outstanding shall be rendered against Borrower or any of its Subsidiaries and the same shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay.

                  (j) Any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or Borrower shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

                  (k) Any Change of Control shall occur.

                  (l) Any event shall occur, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at any facility of Borrower generating more than ten percent (10%) of Borrower's revenues for the Fiscal Year preceding such event and such cessation or curtailment continues for more than 20 days.

         8.2. Remedies.

                  (a) If any Event of Default shall have occurred and be continuing, or if a Default shall have occurred and be continuing and Agent or Requisite Revolving Lenders shall have determined not to make any Advances or incur any obligations with respect to any Letter of Credit so long as that specific Default is continuing, Agent may (and at the written request of the Requisite Revolving Lenders shall), without notice, suspend the Revolving Loan facility with respect to further Advances and/or the incurrence of further obligations with respect to Letters of Credit whereupon any further Advances and obligations with respect to Letters of Credit shall be made or extended in Agent's sole discretion (or in the sole discretion of the Requisite Revolving Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Default or Event of Default shall have occurred and be continuing, Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

                  (b) If any Event of Default shall have occurred and be continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, (i) terminate the Revolving Loan facility with respect to further Advances or the incurrence of further obligations with respect to Letters of Credit; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as reasonably requested by Revolving Credit Agent, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower; and
         (iii) exercise any rights and remedies provided to Agent under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of an Event of Default specified in Sections 8.1(g) or (h), the

         Revolving Loan facility shall be immediately terminated and all of the Obligations, including the Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

         8.3. Waivers by Borrower. Except as otherwise provided for in this Agreement or by applicable law, Borrower waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which Borrower may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9.       ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

         9.1. Assignment and Participations.

                  (a) Borrower hereby consents to any Lender's assignment of, and/or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. Any assignment by a Lender shall (i) require the consent of Agent (which shall not be unreasonably withheld or delayed) and the execution of an assignment agreement (an "Assignment Agreement" substantially in the form attached hereto as
         Exhibit 9.1(a) and otherwise in form and substance satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof;
         (iii) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; and (iv) include a payment to Agent of an assignment fee of $3,500. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the effective date of such assignment. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrower and Borrower shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, however, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

                  (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates,
         (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.11, 1.13, 1.14 and 9.8, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence Borrower shall not have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

                  (c) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrower and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

                  (d) Borrower shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants.

                  (e) Borrower and each of its Subsidiaries shall, in connection with the further syndication and sale by GE Capital of a portion of its Commitments, provide a certification of the material correctness and accuracy of written information and materials which are either provided by Borrower or prepared with Borrower's input and assistance and which are to be used in connection with the sale of such Commitments, except that any Projections delivered by Borrower shall only be certified by Borrower a having been prepared by Borrower in compliance with the representations contained in Section 3.4(c).

                  (f) Subject to Section 11.8, a Lender may furnish any information concerning Borrower in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Each Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

                  (g) So long as no Event of Default shall have occurred and be continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.14(a), increased costs under
         Section 1.14(b), an inability to fund LIBOR Loans under Section 1.14(c), or withholding taxes in accordance with Section 1.13(a).

         9.2. Appointment of Agent and Revolving Credit Agent.

                  (a) GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders and neither Borrower nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

                  (b) If Agent shall request instructions from Requisite Lenders, Requisite Revolving Lenders, or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Requisite Revolving Lenders, or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or
         (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Requisite Revolving Lenders, or all affected Lenders, as applicable.

                  (c) Comerica is hereby appointed to act on behalf of the Revolving Lenders as Revolving Credit Agent under this Agreement and the other Loan Documents. Revolving Credit Agent shall have the powers and rights specifically set forth herein with respect to the Revolving Loan only (subject to the qualifications hereinafter listed), and Agent shall have no responsibility or liability, of any type or nature, with respect to the performance of such agency by Revolving Credit Agent. Notwithstanding anything herein to the contrary, Revolving Credit Agent shall have no right to act in any capacity, except as a Lender (i) with respect to the Term Loan, or (ii) to take any action in connection with any situation which involves the Loans, or (iii) which involves any action in connection with any Collateral, or (iv) which involves any waiver, amendment, modification, Default or Event of Default, or the exercise of any remedy under this Agreement, any of the Loan Documents, or otherwise. The Requisite Revolving Lenders may, at any time, or from time to time, rescind such appointment by notice to the then current Revolving Credit Agent and appoint a successor agent to act as Revolving Credit Agent.

         9.3. Agent's Reliance, Etc. Neither Agent nor any of its Affiliates nor Revolving Credit Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent and Revolving Credit Agent: (a) may treat the payee of any Note as the holder thereof until Agent or Revolving Credit Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of Borrower or to inspect the Collateral (including the books and records) of Borrower; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         9.4. GE Capital, Comerica and Affiliates. With respect to their Commitments hereunder, GE Capital and Comerica shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though they were not Agent and the Revolving Credit Agent, respectively; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital and Comerica in their individual capacity. GE Capital, Comerica and their Affiliates may lend money to, invest in, and generally engage in any kind of business with, Borrower, any of their Affiliates and any Person who may do business with or own securities of Borrower or any such Affiliate, all as if GE Capital and Comerica were not Agent and Revolving Credit Agent, respectively, and without any duty to account therefor to Lenders. GE Capital, Comerica and their Affiliates may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital and Comerica as Lenders holding disproportionate interests in the Loans and GE Capital and Comerica as Agent and Revolving Credit Agent, respectively.

         9.5. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent, Revolving Credit Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of Borrower and its Subsidiaries and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent, Revolving Credit Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

         9.6. Indemnification. Lenders agree to indemnify Agent and Revolving Credit Agent (to the extent not reimbursed by Borrower and without limiting the obligations of Borrower hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent or Revolving Credit Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent or Revolving Credit Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's or Revolving Credit Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent or Revolving Credit Agent (as applicable) promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent or Revolving Credit Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent or Revolving Credit Agent is not reimbursed for such expenses by Borrower.

         9.7. Successor Agent. Agent or Revolving Credit Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower. Upon any such resignation of Agent, the Requisite Lenders shall have the right to appoint a successor Agent. Upon any such resignation of Revolving Credit Agent, the Requisite Revolving Lenders shall have the right to appoint a successor Revolving Credit Agent. If no successor Agent or Revolving Credit Agent shall have been so appointed by the Requisite Lenders or the Requisite Revolving Lenders and shall have accepted such appointment within 30 days after the resigning Agent's or Revolving Credit Agent's giving notice of resignation, then the resigning Agent or Revolving Credit Agent may, on behalf of Lenders or the Revolving Lenders, appoint a successor Agent or Revolving Credit Agent, which shall be a Lender or a Revolving Lender as the case may be, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent or Revolving Credit Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent or Revolving Credit Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent or the Revolving Lender with the largest Revolving Loan Commitment shall perform the duties of the Revolving Credit Agent hereunder until such time, if any, as the Requisite Lenders or the Requisite Revolving Lenders appoint a successor Agent or Revolving Credit Agent as provided above. Any successor Agent or Revolving Credit Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Agent or Revolving Credit Agent hereunder by a successor Agent or Revolving Credit Agent, such successor Agent or Revolving Credit Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent or Revolving Credit Agent. Upon the earlier of the acceptance of any appointment as Agent or Revolving Credit Agent hereunder by a successor Agent or Revolving Credit Agent or the effective date of the resigning Agent's or Revolving Credit Agent's resignation, the resigning Agent or Revolving Credit Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent or Revolving Credit Agent shall continue. After any resigning Agent's or Revolving Credit Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Revolving Credit Agent under this Agreement and the other Loan Documents.

         9.8. Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note is hereby authorized at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower (regardless of whether such balances are then due to Borrower) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Note exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Borrower agrees, to the fullest extent permitted by law, that
(a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

         9.9. Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

                  (a) Advances; Payments.

                           (i) Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Revolving Credit Agent in same day funds by wire transfer to Revolving Credit Agent's account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of a Base Rate Loan and not later than 11:00 a.m. (New York time) on the requested funding date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Revolving Credit Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Revolving Credit Agent shall make the requested Revolving Credit Advance to Borrower. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

                           (ii) To the extent that any Lender (a "Non-Funding Lender") has failed to fund any required payments and Advances or failed to fund the purchase of any required participations, Revolving Credit Agent shall be entitled to set off the funding short fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrower.

                  (b) Availability of Lender's Pro Rata Share. Revolving Credit Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Revolving Credit Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Revolving Credit Agent by such Revolving Lender when due, Revolving Credit Agent will be entitled to recover such amount on demand from such Revolving Lender without set-off, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Revolving Credit Agent's demand, Revolving Credit Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Revolving Credit Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Revolving Credit Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Revolving Credit Agent advances funds to Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Revolving Credit Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

                  (c) Return of Payments.

                           (i) If Agent or Revolving Credit Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent or Revolving Credit Agent from Borrower and such related payment is not received by Agent or Revolving Credit Agent, then Agent or Revolving Credit Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

                           (ii) If Agent or Revolving Credit Agent determines at any time that any amount received by Agent or Revolving Credit Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent or Revolving Credit Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent or Revolving Credit Agent on demand any portion of such amount that Agent or Revolving Credit Agent has distributed to such Lender, together with interest at such rate, if any, as Agent or Revolving Credit Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

                  (d) Non-Funding Lenders. The failure of any Non Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder, shall not relieve any other Revolving Lender (each such other Revolving Lender, an "Other Lender") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance or to purchase a participation required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Revolving Lender" (or be included in the calculation of "Requisite Lenders", or "Requisite Revolving Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

                  (e) Dissemination of Information. Agent will use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, Borrower, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, however, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct. Lenders acknowledge that Borrower is required to provide Financial Statements to Lenders in accordance with Annex E hereto and agree that Agent shall have no duty to provide the same to Lenders.

                  (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of set-off) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent.

                  (g) Notice of Change of Prime Rate. So long as Comerica is the Revolving Credit Agent, Comerica shall deliver written notice of any change in the Prime Rate to Agent.

10.      SUCCESSORS AND ASSIGNS

                  10.1. Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of Borrower, Agent, Revolving Credit Agent, Lenders and their respective successors and assigns (including, in the case of Borrower, a debtor-in-possession on behalf of Borrower), except as otherwise provided herein or therein. Borrower may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent, Revolving Credit Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by Borrower without the prior express written consent of Agent, Revolving Credit Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of Borrower, Agent, Revolving Credit Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.      MISCELLANEOUS

         11.1. Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2 below. Any letter of interest, commitment letter, and/or fee letter (other than the Fee Letters) and/or confidentiality agreement between Borrower and Agent or any Lender or any of their respective affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

         11.2. Amendments and Waivers.

                  (a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any of the Notes, or any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent, Revolving Credit Agent and Borrower, and by Requisite Lenders, or Requisite Revolving Lenders, or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

                  (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Loan or the incurrence of any obligation with respect to any Letters of Credit shall be effective unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrower. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default (if in connection therewith Agent or Requisite Revolving Lenders, as the case may be, have exercised its or their right to suspend the making or incurrence of further Advances or obligations with respect to Letters of Credit pursuant to Section 8.2(a)) or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of obligations with respect to Letters of Credit set forth in Section 2.2 unless the same shall be in writing and signed by Agent, Revolving Credit Agent, Requisite Revolving Lenders and Borrower.

                  (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby, do any of the following: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) except as otherwise permitted herein or in the other Loan Documents, release, or permit Borrower to sell or otherwise dispose of, any Collateral with a value exceeding $5,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder; (vii) amend or waive this Section 11.2 or the definitions of the terms "Requisite Lenders" or "Requisite Revolving Lenders" insofar as such definitions affect the substance of this Section 11.2; and (viii) waive or modify any provision of Sections 6.1 or 6.14 (which action shall be deemed to directly affect all Lenders. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or Revolving Credit Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent or Revolving Credit Agent, as the case may be, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

                  (d) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change"):

                           (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described this clause (i) and in clauses (ii) and (iii) below being referred to as a "Non-Consenting Lender"), or

                           (ii) requiring the consent of Requisite Revolving Lenders, the consent of Revolving Lenders holding 51% or more of the aggregate Revolving Loan Commitments is obtained, but the consent of Requisite Revolving Lenders is not obtained, or

                           (iii) requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained, then, so long as Agent is not a Non-Consenting Lender, at Borrower's request Agent, or a Person acceptable to Agent, shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

                  (e) Upon full, final and complete payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under Section 1.11), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

         11.3. Fees and Expenses. Borrower shall reimburse Agent and Revolving Credit Agent for all out-of-pocket expenses incurred in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and advice in connection therewith). Borrower shall reimburse Agent and Revolving Credit Agent (and, with respect to clauses
(c) and (d) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

                  (a) the forwarding to Borrower or any other Person on behalf of Borrower by Agent of the proceeds of the Loans;

                  (b) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

                  (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent and Revolving Credit Agent, such reimbursement shall be limited to one counsel for all such Lenders;

                  (d) any attempt to enforce any remedies of Agent or any Lender against Borrower or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent and Revolving Credit Agent, such reimbursement shall be limited to one counsel for all such Lenders;

                  (e) any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

                  (f) efforts, subject to limitations set forth in Section 1.12, to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess Borrower or its affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral; including, as to each of clauses (a) through (f) above, all reasonable attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all reasonable expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 11.3 shall be payable, on demand, by Borrower to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: reasonable fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

         11.4. No Waiver. Agent's, Revolving Credit Agent's or any Lender's failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of such party thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by Borrower shall be deemed to have been suspended or waived by Agent, Revolving Credit Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders and directed to Borrower specifying such suspension or waiver.

         11.5. Remedies. Agent's, Revolving Credit Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent, Revolving Credit Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

         11.6. Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         11.7. Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         11.8. Confidentiality. Agent, Revolving Credit Agent and each Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" by Borrower and provided to it by or on behalf of Borrower in connection with this Agreement or any other Loan Document for a period of three (3) years following receipt thereof, and neither it nor any of its Affiliates shall, during such three (3) year period after receipt, use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement, except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by such Person, or (ii) was or becomes available on a non-confidential basis from a source other than Borrower, provided that such source is not bound by a confidentiality agreement with Borrower known to such Person; provided, however, that such Person may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Person is subject or in connection with an examination of such Person by such Governmental Authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; and (D) to such Person's independent auditors and other professional advisors, provided that such auditors and professional advisors are not presently, nor have been in the past, direct competitors of Borrower and such auditors and professional advisors shall be required to similarly protect the confidentiality of such information. Notwithstanding the foregoing, Borrower authorizes each Lender, during such three (3) year period after receipt, to disclose to any participant or assignee (each a "Transferee") and to any prospective Transferee, in each case, other than any Transferees or prospective Transferees that are presently, or have been in the past, direct competitors of Borrower, such financial and other information in such Lender's possession concerning Borrower or any of its Subsidiaries which has been delivered to Agent, Revolving Credit Agent or the Lenders pursuant to this Agreement, or which has been delivered to Agent, Revolving Credit Agent or the Lenders by or on behalf of Borrower in connection with the Lender's credit evaluation of Borrower prior to entering into this Agreement, provided that, unless otherwise agreed by Borrower, such Transferee or prospective Transferee agrees in writing to such Lender to keep such information confidential to the same extent required of the Lenders hereunder. For purposes of this Section 11.8, Agent, Revolving Credit Agent and the Lenders acknowledge and agree that all budgets, forecasts and pro forma financial statements and other "forward looking" financial information concerning Borrower and/or any of its Subsidiaries, including, without limitation, the Projections and Pro Forma, delivered by Borrower to Agent, Revolving Credit Agent or any Lender shall be deemed to be identified by Borrower as "confidential" when delivered, irrespective of whether such information, statements or documents are marked confidential by Borrower when delivered to Agent, Revolving Credit Agent or any Lender.

         11.9. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE NON- EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER, AGENT, REVOLVING CREDIT AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT, REVOLVING CREDIT AGENT, LENDERS AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE

OF NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK AND, PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

         11.10. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Agent) designated on Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         11.11. Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         11.12. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

         11.13. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, REVOLVING CREDIT AGENT, LENDERS AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

         11.14. Press Releases. Borrower agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital, Comerica or their affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days' prior notice to GE Capital and Comerica and without the prior written consent of GE Capital and Comerica unless (and only to the extent that) Borrower or Affiliate is required to do so under law and then, in any event, Borrower or Affiliate will consult with GE Capital and Comerica before issuing such press release or other public disclosure. Borrower consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to Borrower for review, comment and approval (not to be unreasonably withheld or delayed) prior to the publication thereof. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements with Borrower's consent which shall not be unreasonably withheld or delayed.

         11.15. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         11.16. Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

         11.17. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.




                          SIGNATURES ON FOLLOWING PAGE

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BORROWER:                              AMERICAN COIN MERCHANDISING, INC.



                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------


AGENT AND LENDER:                      GENERAL ELECTRIC CAPITAL
                                       CORPORATION



                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------


REVOLVING CREDIT AGENT AND LENDER:     COMERICA BANK


                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------

LENDERS:                               KEY BANK NATIONAL ASSOCIATION

                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION


                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------

                               ANNEX A (RECITALS)
                                       TO
                                CREDIT AGREEMENT

                                   DEFINITIONS

         Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all section references in the following definitions shall refer to Sections of the Agreement:

         "Account Debtor" shall mean any Person who may become obligated to Borrower under, with respect to, or on account of, an Account.

         "Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by Borrower and, in any event, including
(a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the Code), (b) all of Borrower's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (c) all of Borrower's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to Borrower, under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower or in connection with any other transaction (whether or not yet earned by performance on the part of Borrower) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

         "Advance" shall mean any Revolving Credit Advance.

         "Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power in the election of directors of such Persons, (b) each Person that controls, is controlled by or is under common control with such Person, and (c) each of such Person's executive officers and directors. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Agent and each Lender.

         "Agent" shall mean GE Capital or its successor appointed pursuant to
Section 9.7.

         "Agreement" shall mean the Credit Agreement by and among Borrower, GE Capital, as Agent and Lender, Comerica, as Revolving Credit Agent and Lender and the other Lenders signatory from time to time to the Agreement.

         "Appendices" shall have the meaning assigned to it in the recitals to the Agreement.

         "Applicable L/C Margin" shall mean the per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to Section 1.5(a).

         "Applicable Margins" means collectively the Applicable L/C Margin, the Applicable Revolver Base Margin, the Applicable Term Loan Base Margin, the Applicable Revolver LIBOR Margin and the Applicable Term Loan LIBOR Margin.

         "Applicable Revolver Base Margin" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the Base Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a) of the Agreement.

         "Applicable Revolver LIBOR Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a) of the Agreement.

         "Applicable Term Loan Base Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the Base Rate applicable to the Term Loan, as determined by reference to Section 1.5(a) of the Agreement.

         "Applicable Term Loan LIBOR Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Term Loan, as determined by reference to Section 1.5(a) of the Agreement.

         "Assignment Agreement" shall have the meaning assigned to it in Section 9.1(a).

         "Base Rate" shall mean, for any day, a floating rate equal to the higher of (i) the Prime Rate, and (ii) the Federal Funds Rate plus fifty (50) basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Base Rate shall take effect at the time of such change in the Base Rate.

         "Base Rate Loan" shall mean a Loan or portion thereof bearing interest by reference to the Base Rate.

         "Borrower" shall have the meaning assigned thereto in the recitals to the Agreement.

         "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York, the State of Michigan or the State of Colorado and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

         "Capital Expenditures" shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness, without duplication) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

         "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

         "Capital Lease Obligation" shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

         "Cash Equivalents" shall mean:

                  (a) securities issued or unconditionally and fully guaranteed or insured by the Unites States Government of any agency or instrumentality thereof or any state thereof and backed by the full faith and credit of the United States or such state having maturities of not more than one (1) year from the date of acquisition;

                  (b) certificates of deposit, time deposits, Eurodollar time deposits, demand deposits or bankers' acceptances having, in each case, a tenor of not more than six (6) months, issued by any Lender, or by any nationally or state chartered commercial bank or any branch or agency of a foreign bank licensed to conduct business in the United States having combined A-1 (or the then equivalent grade) by Standard & Poor's Rating Group and P-1 (or the then equivalent grade) by Moody's Investors Service, Inc.;

                  (c) repurchase or reverse repurchase obligations with a tenor of not more than ninety (90) days for underlying securities of the types described in clause (a) (entered into with any bank meeting the qualifications specified in clause (b));

                  (d) commercial paper issued by any corporation organized under the laws of any state of the Unites States and rated at lease A-1 (or the then equivalent grade) by Standard & Poor's Rating Group and P-1 (or the then equivalent grade) by Moody's Investors Service, Inc. and in either case having a tenor of not more than two hundred and seventy
         (270) days; and

                  (e) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody's Investors Services, Inc. or Standard & Poor's Rating Group and the portfolios of which are limited solely to investments of the character, quality and maturity described in clauses (a), (b), (c) and (d) above.

         "Change of Control" means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 25% or more of the issued and outstanding shares of capital Stock of Borrower having the right to vote for the election of directors of Borrower under ordinary circumstances; (b) during any period of twenty-four consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by the board of directors of Borrower or whose nomination for election by the stockholders of Borrower was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, or (c) Borrower shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of any of its Subsidiaries (except to the extent that ACMI Canada, Inc., is, after the Closing Date, dissolved or wound-up).

         "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of Borrower, (d) Borrower's ownership or use of any properties or other assets, or (e) any other aspect of Borrower's business.

         "Chattel Paper" shall mean any "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by Borrower, wherever located.

         "Closing Date" shall mean December 29, 2000.

         "Closing Checklist" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

         "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Agent's or any Lender's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect, from time to time in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

         "Collateral" shall mean the property covered by the Security Agreement and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

         "Collateral Documents" shall mean the Security Agreement, the Trademark Security Agreement and all similar agreements entered into granting a Lien upon property as security for payment of, the Obligations.

         "Collection Account" shall mean those certain accounts as follows:

                  With respect to all payments of every type made with respect to the Revolving Loan, including all Fees and expenses payable to, or for the account of the Revolving Credit Agent:

                  Comerica Bank
                  Detroit, MI
                  ABA: 072000096
                  Attn: Commercial Lending Services - Service Unit #8
                  Ref: American Coin Merchandising, Inc.

                  With respect to all payments of every type made with respect to the Term Loan including all Fees and expenses payable to or for the account of Agent:

                  Bankers Trust
                  One Bankers Trust Plaza
                  New York, NY 10006
                  Account# 50-202-962
                  ABA#021-001-033
                  Reference Capital Funding, Inc./American Coin

         "Commitment Fee" shall mean one half percent (0.5%) per annum (calculated on the basis of a 360 day year for actual days lapsed).

         "Commitment Termination Date" shall mean the earliest of (a) December 31, 2003, (b) the date of termination of Lenders' obligations to make Advances and/or incur obligations with respect to Letters of Credit or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of full, final and complete prepayment by Borrower of the Revolving Loan and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations in a manner reasonably requested by Revolving Credit Agent, and the permanent reduction of the Revolving Loan Commitment to zero dollars ($0).

         "Commitments" shall mean (a) as to any Lender, the aggregate of such Lender's Revolving Loan Commitment and Term Loan Commitment as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments and Term Loan Commitments, which aggregate commitment shall be Fifty-Five Million and 00/100 Dollars ($55,000,000.00) on the Closing Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

         "Compliance Certificate" shall have the meaning assigned to it in Annex E.

         "Contracts" shall mean all "contracts," as such term is defined in the Code, now owned or hereafter acquired by Borrower, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Borrower may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

         "Control Letter" means a letter agreement between Agent and (i) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of Borrower, (ii) a futures commission merchant or clearing house with respect to commodity accounts and commodity contracts held by Borrower, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets other than in respect to customary account charges, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by Borrower.

         "Copyright License" shall mean any and all rights now owned or hereafter acquired by Borrower under any written agreement granting any right to use any Copyright or Copyright registration.

         "Copyright Security Agreements" shall mean the Copyright Security Agreements, if any made in favor of Agent, on behalf of itself and Lenders, by Borrower.

         "Copyrights" shall mean all of the following now owned or hereafter acquired by Borrower: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

         "Debt Securities" shall mean, any securities, instruments and agreements evidencing or documenting a debt obligation including, without limitation, notes, debentures, bonds, credit agreements and loan agreements.

         "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

         "Default Rate" shall have the meaning assigned to it in Section 1.5(d).

         "Disclosure Schedules" shall mean the Schedules prepared by Borrower and denominated as Disclosure Schedules 1.4 through 6.7 in the Index to the Agreement.

         "Documents" shall mean any "documents," as such term is defined in the Code, now owned or hereafter acquired by Borrower, wherever located.

         "Dollars" or "$" shall mean lawful currency of the United States of America.

         "EBITDA" shall mean, with respect to any fiscal period, the sum of (a) Net Income for that period, plus (b) any non-operating non-recurring loss reflected in such Net Income, minus (c) any non-operating non-recurring gain reflected in such Net Income, plus a(d) Interest Expense of Borrower and its Subsidiaries for that period, plus (e) the aggregate amount of federal and state taxes on or measured by income of Borrower and its Subsidiaries for that period (whether or not payable during that period), plus (f) depreciation, amortization and all other non-cash expenses of Borrower and its Subsidiaries for that period, in each case as determined in accordance with GAAP, consistently applied; provided that, following a Permitted Acquisition, each component of EBITDA shall also include the results of operations of the Person that is the subject of such Permitted Acquisition as of the beginning of such fiscal period.

         "Environmental Laws" shall mean, with respect to any Person or any real property owned, leased or operated by such Person, all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. Section Section 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. Sections 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. Sections 2601 et seq.); the

Clean Air Act (42 U.S.C. Sections 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. Sections 300(f) et seq.), each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

         "Environmental Liabilities" shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Law, Environmental Permit, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

         "Environmental Permits" shall mean, with respect to any Person or any real property owned, leased or operated by such Person, all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Law.

         "Equipment" shall mean all "equipment," as such term is defined in the Code, now owned or hereafter acquired by Borrower, wherever located and, in any event, including all of Borrower's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

         "ERISA Affiliate" shall mean, with respect to Borrower, any trade or business (whether or not incorporated) which, together with Borrower, is treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

         "ERISA Event" shall mean, with respect to Borrower or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of Borrower or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of Borrower or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by Borrower or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under
Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

         "ESOP" shall mean a Plan which is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

         "Event of Default" shall have the meaning assigned to it in Section
8.1.

         "Excess Cash Flow" shall mean, without duplication, with respect to any Fiscal Year of Borrower and its Subsidiaries, EBITDA, minus (a) Capital Expenditures during such Fiscal Year (excluding the financed portion thereof and excluding any Capital Expenditures in such Fiscal Year to the extent in excess of the amount permitted to be made in such Fiscal Year pursuant to clause (a) of Annex G), minus (b) Interest Expense paid or accrued (excluding any original issue discount, interest paid in kind or amortized debt discount, to the extent included in determining Interest Expense) and scheduled principal payments paid or payable in respect of Funded Debt, minus (c) mandatory prepayments paid in cash pursuant to Section 1.3 other than mandatory prepayments made pursuant to
Section 1.3(b)(i), plus (d) taxes deducted in determining consolidated net income to the extent not paid for in cash, minus (e) taxes deducted in determining consolidated new income to the extent paid for in cash.

         "Excess Cash Flow Percentage" shall mean that percentage calculated in accordance to the following table:


                    IF SENIOR FUNDED DEBT RATIO IS:                    EXCESS CASH FLOW PERCENTAGE:
                    -------------------------------                    ---------------------------
                                >2.00:1                                            75%

                      >1.00:1, but < or = 2.00:1                                   50%

                             < or = 1.00:1                                          0%

         "Federal Funds Rate" shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent and Revolving Credit Agent.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

         "Fees" shall mean any and all fees payable to Agent, Revolving Credit Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

         "Financial Statements" shall mean the consolidated income statements, statements of cash flows and balance sheets of Borrower delivered in accordance with Section 3.4 of the Agreement and Annex E to the Agreement.

         "Fiscal Month" shall mean any of the monthly accounting periods of Borrower.

         "Fiscal Quarter" shall mean any of the quarterly accounting periods of Borrower, ending on March 31, June 30, September 30 and December 31 of each year.

         "Fiscal Year" shall mean any of the annual accounting periods of Borrower ending on December 31 of each year.

         "Fixed Charges" shall mean, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid or accrued during such period, plus (b) scheduled payments of principal with respect to Funded Debt during such period.

         "Fixed Charge Coverage Ratio" shall mean, as measured for Borrower and its Subsidiaries on a consolidated basis as of the last day of each Fiscal Quarter of Borrower on a rolling four (4) Fiscal Quarter basis, the ratio of EBITDA less Capital Expenditures (excluding the financed portion thereof) to Fixed Charges. In computing Fixed Charges for any fiscal period, interest and principal payments that are due within one week after the end of that fiscal period, without duplication, shall be deemed to have been paid on the last day of that fiscal period. For the specific purpose of calculating the Fixed Charge Coverage Ratio in Item (b) of Annex G, and notwithstanding anything herein to the contrary (i) for the Fiscal Quarter ending March 31, 2001, Capital Expenditures shall mean the actual amount of Capital Expenditures for such Fiscal Quarter multiplied by four; (ii) for the Fiscal Quarter ending June 30, 2001, Capital Expenditures shall mean the actual amount of Capital Expenditures for the previous six months multiplied by two; and (iii) for the Fiscal Quarter ending September 30, 2001, Capital Expenditures shall mean the actual amount of Capital Expenditures for the Fiscal Year 2001 to date multiplied by one and one third (1 1/3).

         "Fixtures" shall mean any "fixtures" as such term is defined in the Code, now owned or hereafter acquired by Borrower.

         "Funded Debt" shall mean, with respect to any Person, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness with an original term of one year or more, specifically including Capital Lease Obligations, current maturities of long-term debt and revolving credit, and also including, in the case of Borrower, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

         "GAAP" shall mean generally accepted accounting principles in the United States of America, consistently applied, as such term is further defined in Annex G to the Agreement.

         "Fee Letters" shall have the meaning set forth in Section 1.7(a) of the Agreement.

         "General Intangibles" shall mean any "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by Borrower, and, in any event, including all right, title and interest which Borrower may now or hereafter have in or under any Contract, all customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of or any computer bureau or service company from time to time acting for Borrower.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

         "Hazardous Material" shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Law, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Law, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCBs), or any radioactive substance.

         "Indebtedness" of any Person shall mean without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Base Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

         "Indemnified Liabilities" shall have the meaning assigned to it in
Section 1.11.

         "Instruments" shall mean any "instrument," as such term is defined in the Code, now owned or hereafter acquired by Borrower, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

         "Intellectual Property" shall mean any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

         "Interest Expense" shall mean, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, in any event, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

         "Interest Payment Date" means (a) as to any Base Rate Loan, the first Business Day of each calendar quarter to occur while such Loan is outstanding,
(b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided, that in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three month intervals and on the last day of such LIBOR Period; and provided further that, in addition to the foregoing, each of
(x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued under the Agreement.

         "Inventory" shall mean any "inventory," as such term is defined in the Code, now or hereafter owned or acquired by Borrower, wherever located, and in any event including inventory, merchandise, goods and other personal property which are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Borrower's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

         "Investment Property" shall have the meaning ascribed thereto, in the Code in those jurisdictions in which such definition has been adopted and shall include (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of Borrower, including the rights of Borrower to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by Borrower; (iv) all commodity contracts held by Borrower; and
(v) all commodity accounts held by Borrower.

         "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

         "IRS" shall mean the Internal Revenue Service, or any successor thereto.

         "Issuing Office" shall mean Revolving Credit Agent's office located at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226 or such other office as Revolving Credit Agent shall designate as its Issuing Office.

         "Lease Expenses" shall mean, with respect to any Person for any fiscal period, the aggregate rental obligations of such Person determined in accordance with GAAP which are payable in respect of such period under leases of real and/or personal property (net of income from subleases thereof, but including taxes, insurance, maintenance and similar expenses which the lessee is obligated to pay under the terms of such leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person or in the notes thereto, excluding, however, any such obligations under Capital Leases.

         "Lenders" shall mean GE Capital, the other Lenders named on the signature page of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include such assignee.

         "Letter of Credit Fee" shall mean the fee payable to Revolving Credit Agent for the accounts of the Revolving Lenders in connection with Letters of Credit pursuant to the terms set forth in Annex B.

         "Letter of Credit Agreement" shall mean, in respect of each Letter of Credit, the application and related documentation satisfactory to the Revolving Credit Agent of Borrower requesting Revolving Credit Agent to issue such Letter of Credit, as amended from time to time.

         "Letter of Credit Maximum Amount" shall mean as of any date of determination the lesser of: (a) Ten Million Dollars ($10,000,000); or (b) the Revolving Loan Commitment of all Revolving Lenders as of such date, minus the aggregate principal amount of Advances outstanding as of such date under the Revolving Notes.

         "Letter of Credit Obligation(s)" shall mean the obligation, whether direct, indirect contingent or otherwise, due or not due, of Borrower under each Letter of Credit and each Letter of Credit Agreement to reimburse or (with respect to outstanding undrawn Letters of Credit) potentially reimburse, now or in the future, the Revolving Credit Agent for each payment made, to be made or which may be potentially made by the Revolving Credit Agent under any Letter of Credit including all undrawn portions thereof, together with all other sums, fees, charges and amounts which may be owing to the Revolving Credit Agent under such Letter of Credit and Letter of Credit Agreement.

         "Letter of Credit Payment" shall mean any amount paid or required to be paid by the Revolving Credit Agent in its capacity hereunder as issuer of a Letter of Credit as a result of a draft or other demand for payment under any Letter of Credit.

         "Letters of Credit" shall mean standby or documentary letters of credit issued by Revolving Credit Agent at the request of or for the account of Borrower pursuant to Annex B hereof.

         "LIBOR Business Day" shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

         "LIBOR Loan" shall mean a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

         "LIBOR Period" shall mean, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower pursuant to the Agreement and ending one, two, three or six months thereafter, as selected by Borrower's irrevocable notice to Agent as set forth in Section 1.5(e); provided, however that prior to the earlier of (i) the sale by GE Capital of $10,000,000 of GE Capital's Commitments following the Closing Date, or (ii) ninety (90) days following the Closing Date, Borrower may only select LIBOR Periods ending one month thereafter; and provided further that the foregoing provision relating to LIBOR Periods is subject to the following:

                  (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

                  (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date (for purposes of the Revolving Loan) or the Term Loan Termination Date (for purposes of the Term Loan) shall end on such date;

                  (c) any LIBOR Period pertaining to a LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

                  (d) Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

                  (e) Borrower shall select LIBOR Periods so that there shall be no more than three (3) separate LIBOR Loans with respect to the Revolving Loan and three (3) separate LIBOR Loans with respect to the Term Loan, in existence at any one time.

         "LIBOR Rate" shall mean for each LIBOR Period, a rate of interest determined by Agent equal to:

                  (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of each LIBOR Period (unless such date is not a Business Day, in which event the next preceding Business Day will be used); divided by

                  (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board which are required to be maintained by a member bank of the Federal Reserve System.

                  If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent, Revolving Credit Agent and Borrower.

         "License" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower.

         "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or arrangement of any kind or nature whatsoever (including any title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give or file, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

         "Litigation" shall have the meaning assigned to it in Section 3.13.

         "Loan Account" shall have the meaning assigned to it in Section 1.10.

         "Loan Documents" shall mean the Agreement, the Notes, the Collateral Documents and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent and/or Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of Borrower, or any employee of Borrower in the name and on behalf of Borrower, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated hereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement as the same may be in effect at any and all times such reference becomes operative.

         "Loans" shall mean the Revolving Loan and the Term Loan.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, prospects, financial or other condition of Borrower or any of its Subsidiaries taken as a whole, (b) Borrower's ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or the perfection or priority of Agent's Liens, on behalf of itself and Lenders, on the Collateral, or (d) Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents.

         "Material Customer Contract" shall mean a contract between Borrower and a customer providing for the installation of Borrower's Equipment on the premises of the customer, which customer accounted for ten percent (10%) or more of the gross revenues of Borrower during the Fiscal Year then most recently ended.

         "Maximum Amount" shall mean, at any particular time, an amount equal to the Revolving Loan Commitment of all Lenders.

         "Mortgages" shall mean each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by Borrower or any of its Subsidiaries to Agent with respect o any Real Property, if any, all in form and substance satisfactory to Agent.

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which Borrower or ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

         "Net Income" shall mean, with respect to any fiscal period, the consolidated net income of Borrower and its Subsidiaries for that period, determined in accordance with GAAP.

         "Non-Funding Lender" shall have the meaning assigned to it in Section 9.9(a)(ii).

         "Notes" shall mean the Revolving Notes and the Term Notes, collectively.

         "Notice of Conversion/Continuation" shall have the meaning assigned to it in Section 1.5(e).

         "Notice of Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(a).

         "Obligations" shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by Borrower to Agent, Revolving Credit Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of Borrower, whether or not allowed in such proceeding), Fees, Charges (to the extent paid by Agent, Revolving Credit Agent or any Lender on behalf or for the benefit of Borrower), expenses, attorneys' fees and any other sum chargeable to Borrower under the Agreement or any of the other Loan Documents.

         "Patent Security Agreements" shall mean the Patent Security Agreements, if any, made in favor of Agent, on behalf of itself and Lenders, by Borrower.

         "Patent License" shall mean rights under any written agreement now owned or hereafter acquired by Borrower granting any right with respect to any invention on which a Patent is in existence.

         "Patents" shall mean all of the following in which Borrower now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

         "Permitted Acquisitions" shall have the meaning assigned to it in
Section 6.1.

         "Permitted Encumbrances" shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet delinquent or being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Borrower or any of its Subsidiaries is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which Borrower or any of its Subsidiaries is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(f); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereinafter created Liens in favor of Agent, on behalf of Lenders; (j) rights of offset or statutory banker's liens on bank deposit accounts maintained in the ordinary course of business; and (k) Liens expressly permitted under clauses (b) and (c) of Section 6.7 of the Agreement.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

         "Plan" shall mean, at any time, an employee benefit plan, as defined in
Section 3(3) of ERISA, which Borrower maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by Borrower.

         "Prime Rate" shall mean, so long as Comerica is the Revolving Credit Agent, the prime rate as announced by Comerica, from time to time, and at all other times, the rate publicly quoted from time to time by The Wall Street Journal as the "prime rate" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release
H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent).

         "Prior Lender" shall mean Wells Fargo Bank, National Association for itself, as lender, and as agent for certain other lenders.

         "Prior Lender Obligations" shall mean the Reducing Revolving Loan Agreement dated June 10, 1998 (as amended) among Borrower, the lenders party thereto and Wells Fargo Bank, National Association for itself as a lender and as agent for the other lenders.

         "Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of Borrower against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by Borrower against third parties with respect to any litigation or dispute concerning any of the Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

         "Pro Forma" means the unaudited consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of Closing Date after giving pro forma effect to the funding of the Term Loans and the initial Advances on the Closing Date and the Repayment of the Prior Lender Obligations.

         "Projections" means Borrower's forecasted consolidated: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, and otherwise consistent with the historical Financial Statements of Borrower, together with appropriate supporting details and a statement of underlying assumptions.

         "Pro Rata Share" shall mean with respect to all matters relating to any Lender (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment, by (ii) the aggregate Revolving Loan Commitments, (b) with respect to the Term Loan, the percentage obtained by dividing (i) the Term Loan Commitment of that Lender by (ii) the aggregate Term Loan Commitments of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1, (c) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (d) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

         "Qualified Plan" shall mean a Plan which is intended to be tax-qualified under Section 401(a) of the IRC.

         "Real Estate" shall have the meaning assigned to it in Section 3.6.

         "Refinancing" shall mean the repayment in full by Borrower of the Prior Lender Obligations on the Closing Date.

         "Release" shall mean any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

         "Responsible Financial Officer" shall mean Borrower's Chief Financial Officer, Treasurer or Controller.

         "Requisite Lenders" shall mean (a) Lenders having more than sixty-six and two-thirds percent (66 2/3%) of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of the Loans.

         "Requisite Revolving Lenders" shall mean (a) Lenders having more than sixty-six and two-thirds percent (66 2/3%) of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of the Revolving Loan.

         "Restricted Payment" shall mean (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock,
(b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person other than payment of compensation in the ordinary course to stockholders who are employees of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or their Affiliates.

         "Retailer Agreements" shall mean any agreement between Borrower and any other entity whereby such entity agrees to allow Borrower to operate Borrower's amusement vending machines and equipment in exchange for a fixed fee or a percentage of proceeds from such machines or equipment.

         "Retiree Welfare Plan" shall mean, at any time, a Plan that is a "welfare plan" as defined in Section 3(2) of ERISA, that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

         "Revolving Credit Advance" shall have the meaning assigned to it in
Section 1.1(a)(i).

         "Revolving Credit Agent" shall mean Comerica or its successor appointed pursuant to Section 9.7.

         "Revolving Lenders" shall mean, as of any date of determination, Lenders having a Revolving Loan Commitment.

         "Revolving Loan" shall mean, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrower plus (ii) the aggregate Letter of Credit Obligations of Borrower. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

         "Revolving Loan Account" shall have the meaning set forth in Section 1.10.

         "Revolving Loan Commitment" shall mean (a) as to any Revolving Lender, the aggregate commitment of such Revolving Lender to make Revolving Credit Advances and/or incur obligations with respect to Letters of Credit as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Revolving Lender and (b) as to all Revolving Lenders, the aggregate commitment of all Revolving Lenders to make Revolving Credit Advances and/or incur obligations with respect to Letters of Credit, which aggregate commitment shall be Ten Million Dollars ($10,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

         "Revolving Note" shall have the meaning assigned to it in Section 1.1(a)(ii).

         "Security Agreement" shall mean the Security Agreement of even date herewith entered into between Agent, on behalf of itself and Lenders, and Borrower.

         "Senarck Acquisition" shall mean that certain Permitted Acquisition of Borrower to acquire substantially all of the assets of Senarck, Inc, as the Target, in accordance with the terms of Section 6.1.

         "Senior Funded Debt" shall mean Funded Debt less Subordinated Debt.

         "Senior Funded Debt Ratio" shall mean, as measured for Borrower and its Subsidiaries, on a consolidated basis as of the last day of each Fiscal Quarter, the ratio of (a) Senior Funded Debt as of any date of determination, to (b) EBITDA as measured on a rolling four(4) Fiscal Quarter basis ending on the date of determination.

         "Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probably liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and
(d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably be expected to become an actual or matured liability.

         "Stock" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

         "Subordinated Debt" shall mean the Indebtedness of Borrower evidenced by the Subordinated Notes and any other Indebtedness of Borrower subordinated to the Obligations in a manner and form satisfactory to Agent and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

         "Subordinated Notes" shall mean (a) those certain trust preferred securities due December 15, 2028 issued by American Coin Merchandising Trust I in the aggregate original principal amount of $17,000,000, the guaranties of Borrower related thereto and junior subordinated debentures of Borrower, and (b) those certain notes and agreements relating to Indebtedness of Borrower existing as of the Closing Date which Lender requires to be subordinated to the prior payment of the Obligations.

         "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) of which any such Person is a general partner or may exercise the powers of a general partner.

         "Tangible Net Worth" shall mean, with respect to any Person as of any date of determination, shareholders equity on a consolidated basis, plus Subordinated Debt, minus the amount by which the purchase price of tangible net assets exceeds fair market value of such tangible net assets, net of accumulated amortization.

         "Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding franchise fees and taxes imposed on or measured by the net income of Agent, Revolving Credit Agent or a Lender by the jurisdictions under the laws of which Agent, Revolving Credit Agent and Lenders are organized or any political subdivision thereof.

         "Term Lenders" shall mean those Lenders having Term Loan Commitments.

         "Term Loan" shall have the meaning assigned to it in Section 1.1(b)(i).

         "Term Loan Account" shall have the meaning assigned to it in Section 1.10.

         "Term Loan Commitment" shall mean (a) as to any Term Lender, the commitment of such Term Lender to make its Pro Rata Share of the Term Loan as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Term Lender, and (b) as to all Term Lenders, the aggregate commitment of all Term Lenders to make the Term Loan, which aggregate commitment shall be Forty-Five Million Dollars ($45,000,000) on the Closing Date, as to each of clauses (a) and (b), as such Term Loan Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

         "Term Loan Termination Date" shall mean the earliest of (a) June 30, 2005, (b) the date of any declaration by Agent that the Loans are forthwith due and payable pursuant to Section 8.2(b), and (c) the date of full, final and complete payment by Borrower of the Term Loan.

         "Term Note" shall have the meaning assigned to it in Section 1.1(b)(i).

         "Termination Date" shall mean the date on which the Loans have been fully, finally and completely repaid in full and all other Obligations under the Agreement and the other Loan Documents have been completely discharged and Letter of Credit Obligations have been cash collateralized, canceled or backed by stand-by Letters of Credit in accordance in a manner reasonably required by Revolving Credit Agent, and Borrower shall not have any further right to borrow any monies under the Agreement.

         "Third Party Interactives" shall mean all Persons with whom Borrower exchanges data electronically in the ordinary course of business, including, without limitation, customers, suppliers, third-party vendors, subcontractors, processors-converters, shippers and warehousemen.

         "Title IV Plan" shall mean an employee pension benefit plan, as defined in Section 3 (2) of ERISA (other than a Multiemployer Plan), which is covered by Title IV of ERISA, and which Borrower or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "Total Funded Debt Ratio" shall mean, as measured for Borrower and its Subsidiaries, on a consolidated basis as of the last day of each Fiscal Quarter of Borrower, the ratio of (a) Funded Debt as of any date of determination, to
(b) the EBITDA as measured on a rolling four (4) Fiscal Quarter basis ending on that date of determination.

         "Trademark Security Agreement" shall mean the Trademark Security Agreement made in favor of Agent, on behalf of Lenders, by Borrower.

         "Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by Borrower granting any right to use any Trademark.

         "Trademarks" shall mean all of the following now owned or hereafter acquired by Borrower: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

         "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by Borrower or any ERISA Affiliate as a result of such transaction.

         All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

         Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of Borrower, such words are intended to signify that Borrower has actual knowledge or awareness of a particular fact or circumstance or that Borrower, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                              ANNEX B (SECTION 1.2)
                                       TO
                                CREDIT AGREEMENT

                                LETTERS OF CREDIT

                  (a) Letters of Credit. Subject to the terms and conditions of this Agreement, Revolving Credit Agent may through its Issuing Office, at any time and from time to time from and after the date hereof until thirty (30) days prior to the Commitment Termination Date, upon the written request of Borrower accompanied by a duly executed Letter of Credit Agreement and such other documentation related to the requested Letter of Credit as Revolving Credit Agent may reasonably require, issue standby or documentary Letters of Credit for the account of Borrower, in an aggregate undrawn amount for all Letters of Credit issued hereunder at any one time outstanding, not to exceed the Letter of Credit Maximum Amount. Each Letter of Credit shall have an expiration date not later than one (1) year from its date of issuance; provided that each Letter of Credit (including any renewal thereof) shall expire not later than ten (10) Business Days prior to the Commitment Termination Date in effect on the date of issuance thereof. The submission of all applications in respect of and the issuance of each Letter of Credit hereunder shall be subject in all respects to the Uniform Customs and Practices for Documentary Credits of the International Chamber of Commerce, 1993 Revisions, ICC Publication No. 500 or, if applicable, ISP 98, and any successor documentation thereto, as selected by Revolving Credit Agent. In the event of any conflict between this Agreement and any document relating to any Letter of Credit other than any Letter of Credit, this Agreement shall control.

                  (b) Conditions to Issuance. No Letter of Credit shall be issued at the request and for the account of Borrower unless, as of the date of issuance of such Letter of Credit:

                  (i) the face amount of the Letter of Credit requested, plus the aggregate amount of all unpaid Letter of Credit Obligations, does not exceed the Letter of Credit Maximum Amount;

                  (ii) the face amount of the Letter of Credit requested, plus the aggregate principal amount of all Advances, plus the principal amount of all Advances requested but not yet funded, plus the aggregate amount of all unpaid Letter of Credit Obligations, does not exceed the aggregate Revolving Loan Commitment;

                  (iii) both immediately before and immediately after issuance of the Letter of Credit requested, no Default or Event of Default exists;

                  (iv) the execution of the Letter of Credit Agreement with respect to the Letter of Credit requested will not violate the terms and conditions of any material contract, agreement or other borrowing of Borrower;

                  (v) the Borrower shall have delivered to Revolving Credit Agent at its Issuing Office, not less than five (5) Business Days prior to the requested date for issuance (or such shorter time as the Revolving Credit Agent, in its sole discretion, may permit), the Letter of Credit Agreement related thereto, together with such other documents and materials as may be reasonably required pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be satisfactory to Revolving Credit Agent and its Issuing Office in the exercise of its reasonable discretion;

                  (vi) no order, judgment or decree of any court, arbitrator or governmental authority having competent jurisdiction shall purport by its terms to enjoin or restrain Revolving Credit Agent from issuing the Letter of Credit, or any Revolving Lender from taking an assignment of Pro Rata Share pursuant to clause (f) hereof, and no law, rule, regulation, request or directive (whether or not having the force of law) shall prohibit or request that Revolving Credit Agent refrain from issuing, or any Revolving Lender refrain from taking an assignment of its Pro Rata Share of, the Letter of Credit requested or letters of credit generally;

                  (vii) there shall have been no introduction of or change in the interpretation of any law or regulation that would make it unlawful or unduly burdensome for Revolving Credit Agent to issue the requested Letter of Credit, no general suspension of trading on the New York Stock Exchange or any other national securities exchange, no declaration of a general banking moratorium by banking authorities in the United States, Michigan or the respective jurisdictions in which the Revolving Lenders, the Borrower and the beneficiary of the requested Letter of Credit are located, and no establishment of any new restrictions on transactions involving letters of credit or on banks materially affecting the extension of credit by banks; and

                  (viii) Revolving Credit Agent shall have received the issuance fee required in connection with the issuance of such Letter of Credit pursuant to clause (e) hereof.

Each Letter of Credit Agreement submitted to Revolving Credit Agent pursuant hereto shall constitute the certification by the Borrower of the matters set forth in this clause (b) (i) through (viii). The Revolving Credit Agent shall be entitled to rely on such certification without any duty of inquiry.

                  (c) Notice. Revolving Credit Agent shall give notice, substantially in the form attached as Exhibit C, to each Revolving Lender of the issuance of each Letter of Credit, not later than three (3) Business Days after issuance of each Letter of Credit, specifying the amount thereof and the amount of such Revolving Lender's Pro Rata Share thereof.

                  (d) Letter of Credit Fees. Borrower shall pay to Revolving Credit Agent for distribution to the Revolving Lenders in accordance with their Pro Rata Shares, Letter of Credit Fees as follows:

         A per annum Letter of Credit Fee (which shall be prorated with respect to any Letter of Credit with an original or renewal term of less than a full year) with respect to the undrawn amount of each Letter of Credit at a rate equal to Applicable L/C Margin, exclusive of the issuance fee of one-eighth of one percentage point (1/8%) per annum on the face amount thereof to be paid to Revolving Credit Agent under clause (e) hereof.

If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or cause to be deemed applicable any reserve, special deposit, limitation or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, Revolving Credit Agent or any of the Revolving Lenders or (ii) impose on Revolving Credit Agent or any of the Revolving Lenders any other condition regarding this Agreement or the Letters of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase in an amount deemed material by Revolving Credit Agent or the Revolving Lenders the cost or expense to Revolving Credit Agent or the Revolving Lenders of issuing or maintaining or participating in any of the Letters of Credit (which increase in cost or expense shall be determined by the Revolving Credit Agent's or such Revolving Lender's reasonable allocation of the aggregate of such cost increases and expense resulting from such events), then, upon written demand by Revolving Credit Agent or such Revolving Lender, as the case may be, the Borrower shall, within ten days following demand for payment, pay to Revolving Credit Agent or such Revolving Lender, as the case may be, from time to time as specified by Revolving Credit Agent or such Revolving Lender, additional amounts which shall be sufficient to compensate Revolving Credit Agent or such Revolving Lender for such increased cost and expense, together with interest on each such amount from ten days after the date demanded until payment in full thereof at the Base Rate plus the Applicable Revolver Base Margin. A certificate as to such increased cost or expense incurred by Revolving Credit Agent or such Revolving Lender, as the case may be, as a result of any event mentioned in clause (i) or (ii) above, shall be promptly submitted to the Borrower setting forth in reasonable detail the basis for determining such additional amount and shall be conclusively presumed to be correct, absent manifest error, as to the amount thereof.

All payments by the Borrower to Revolving Credit Agent or the Revolving Lenders under this clause (d) shall be made in Dollars and in immediately available funds at Revolving Credit Agent's Issuing Office or such other office of Revolving Credit Agent as may be designated from time to time by written notice to the Borrower by Revolving Credit Agent. The aforesaid fees shall be nonrefundable under all circumstances, shall be payable quarterly in advance on the first day of each calendar quarter, beginning January 1, 2001 and shall be calculated on the basis of a 360 day year and assessed for the actual number of days from the date of the issuance thereof to the stated expiration thereof.

                  (e) Issuance Fees. In connection with the Letters of Credit, Borrower shall pay to Revolving Credit Agent a letter of credit issuance fee of one-eighth percentage point (1/8%) per annum on the face amount of all Letters of Credit (prorated as provided in clause(d)). In addition to the Letter of Credit Fees, Borrower shall pay, for the sole account of the Revolving Credit Agent, standard documentation, administration, payment and cancellation charges assessed by Revolving Credit Agent or its Issuing Office, at the times, in the amounts and on the terms set forth or to be set forth from time to time in the standard fee schedule of Revolving Credit Agent's Issuing Office in effect from time to time.

                  (f)  Draws and Demands for Payment Under Letters of Credit.

                  (i) Borrower agrees to pay to the Revolving Credit Agent, on the day on which the Revolving Credit Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, an amount equal to the amount paid by the Revolving Credit Agent in respect of such draft or other demand under such Letter of Credit and all expenses paid or incurred by the Revolving Credit Agent relative thereto. Unless Borrower shall have made such payment to Revolving Credit Agent on such day, upon each such payment by Revolving Credit Agent, Revolving Credit Agent shall be deemed to have disbursed to Borrower, and Borrower shall be deemed to have elected to substitute for its reimbursement obligation, an Advance from the Revolving Lenders in an amount equal to the amount so paid by the Revolving Credit Agent in respect of such draft or other demand under such Letter of Credit. Such Advance shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Advance set forth in Article 1 hereof and, to the extent of the Advance so disbursed, the reimbursement obligation of the Borrower to the Revolving Credit Agent under this clause (f) shall be deemed satisfied.

                  (ii) If Revolving Credit Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, Revolving Credit Agent shall provide notice thereof to the Borrower on the date such draft or demand is honored, and to each Revolving Lender on such date unless the Borrower shall have satisfied its reimbursement obligation hereunder by payment to Revolving Credit Agent on such date. Revolving Credit Agent shall further use reasonable efforts to provide notice to the Borrower prior to honoring any such draft or other demand for payment, but such notice, or the failure to provide such notice, shall not affect the rights or obligations of Revolving Credit Agent with respect to any Letter of Credit or the rights and obligations of the parties hereto, including without limitation the obligations of Borrower hereunder.

                  (iii) Upon issuance by Revolving Credit Agent of each Letter of Credit hereunder and upon execution of this Agreement with respect to the Existing Letters of Credit, each Revolving Lender shall automatically acquire a pro rata risk participation interest in such Letter of Credit and related Letter of Credit Payment based on its respective Pro Rata Share. Each Revolving Lender, on the date a draft or demand under any Letter of Credit is honored, shall make its Pro Rata Share of the amount paid by Revolving Credit Agent, and not reimbursed by Borrower by payment to Revolving Credit Agent on such day, available in immediately available funds at the principal office of Revolving Credit Agent for the account of Revolving Credit Agent. If and to the extent such Revolving Lender shall not have made such pro rata portion available to Revolving Credit Agent, such Revolving Lender, Borrower severally agree to pay to Revolving Credit Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by Revolving Credit Agent until such amount is so made available to Revolving Credit Agent at a per annum rate equal to the interest rate applicable during such period to the related Advance disbursed hereunder in respect of the reimbursement obligation of Borrower for Letters of Credit. If such Revolving Lender shall pay such amount to Revolving Credit Agent together with such interest, such amount so paid with respect to Letters of Credit shall constitute an Advance by such Revolving Lender disbursed in respect of the reimbursement obligation of the Borrower under clause (f)(i) for purposes of this Agreement, effective as of the date such amount was paid by Revolving Credit Agent. The failure of any Revolving Lender to make its pro rata portion of any such amount paid by Revolving Credit Agent available to the Revolving Credit Agent shall not relieve any other Revolving Lender of its obligation to make available its pro rata portion of such amount, but no Revolving Lender shall be responsible for failure of any other Revolving Lender to make such pro rata portion available to Revolving Credit Agent.

                  (iv) Nothing in this Agreement shall be construed to require or authorize any Revolving Lender to issue any Letter of Credit, it being recognized that Revolving Credit Agent shall be the sole issuer of Letters of Credit under this Agreement.

                  (g) Obligations Irrevocable. The obligations of Borrower to make payments to Revolving Credit Agent or the Revolving Lenders with respect to Letter of Credit Obligations under clause (f) hereof, shall be unconditional and irrevocable and not subject to any qualification or exception whatsoever, including, without limitation:

                  (i) Any lack of validity or enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents");

                  (ii) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents;

                  (iii) The existence of any claim, setoff, defense or other right which Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), Revolving Credit Agent or any Revolving Lender or any other person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

                  (iv) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) Payment by Revolving Credit Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

                  (vi) Any failure, omission, delay or lack on the part of Revolving Credit Agent or any Revolving Lender or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon Revolving Credit Agent, any Revolving Lender or any such party under this Agreement, any of the Loan Documents or any of the Letter of Credit Documents, or any other acts or omissions on the part of Revolving Credit Agent, any Revolving Lender or any such party; or

                  (vii) Any other event or circumstance that would, in the absence of this clause (g), result in the release or discharge by operation of law or otherwise of Borrower from the performance or observance of any obligation, covenant or agreement contained in clause
         (f).

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which Borrower has or may have against the beneficiary of any Letter of Credit shall be available hereunder to Borrower against Revolving Credit Agent or any Revolving Lender. Nothing contained in this clause (g) shall be deemed a waiver of any claim or to prevent Borrower, after satisfaction in full of the absolute and unconditional obligations of Borrower hereunder, from asserting in a separate action any claim, defense, set off or other right which they (or any of them) may have against Revolving Credit Agent or any Revolving Lender.

                  (h) Risk Under Letters of Credit.

                  (i) In assigning and the handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, Revolving Credit Agent shall have the sole right to take or refrain from taking any and all actions under or upon the Letters of Credit.

                  (ii) Subject to other terms and conditions of this Agreement, Revolving Credit Agent shall issue the Letters of Credit and shall hold the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with Revolving Credit Agent's regularly established practices and procedures and Revolving Credit Agent will have no further obligation with respect thereto. In the administration of Letters of Credit, Revolving Credit Agent shall not be liable for any action taken or omitted on the advice of counsel, accountants, appraisers or other experts selected by Revolving Credit Agent with due care and Revolving Credit Agent may rely upon any notice, communication, certificate or other statement from Borrower, beneficiaries of Letters of Credit, or any other Person which Revolving Credit Agent believes to be authentic. Revolving Credit Agent will, upon request, furnish the Revolving Lenders with copies of Letter of Credit Agreements, Letters of Credit and documents related thereto.

                  (iii) In connection with the issuance and administration of Letters of Credit and the assignments hereunder, Revolving Credit Agent makes no representation and shall, subject to clause (g) hereof, have no responsibility with respect to (A) the obligations of Borrower or, the validity, sufficiency or enforceability of any document or instrument given in connection therewith, (B) the financial condition of, any representations made by, or any act or omission of Borrower or any other Person, or (C) any failure or delay in exercising any rights or powers possessed by Revolving Credit Agent in its capacity as issuer of Letters of Credit in the absence of its gross negligence or willful misconduct. Each of the Revolving Lenders expressly acknowledge that they have made and will continue to make their own evaluations of Borrower's creditworthiness without reliance on any representation of Revolving Credit Agent or Revolving Credit Agent's officers, Revolving Credit Agents and employees.

                  (iv) If at any time Revolving Credit Agent shall recover any part of any unreimbursed amount for any draw or other demand for payment under a Letter of Credit, or any interest thereon, Revolving Credit Agent shall receive same for the pro rata benefit of the Revolving Lenders in accordance with their respective Pro Rata Share therein and shall promptly deliver to each Revolving Lender its share thereof, less such Revolving Lender's pro rata share of the costs of such recovery, including court costs and attorney's fees. If at any time any Revolving Lender shall receive from any source whatsoever any payment on any such unreimbursed amount or interest thereon in excess of such Revolving Lender's Pro Rata Share of such payment, such Revolving Lender will promptly pay over such excess to Revolving Credit Agent, for redistribution in accordance with this Agreement.

                  (i) Indemnification.

                  (i) Borrower hereby indemnifies and agrees to hold harmless the Revolving Lenders and the Revolving Credit Agent, and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Revolving Lenders or the Revolving Credit Agent or any such person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and neither any Revolving Lender nor the Revolving Credit Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for: (A) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (B) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (C) payment by Revolving Credit Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of any Letter of Credit (unless such payment resulted from the gross negligence or willful misconduct of Revolving Credit Agent), including failure of any documents to bear any reference or adequate reference to such Letter of Credit; (D) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (E) any other event or circumstance whatsoever arising in connection with any Letter of Credit; provided, however, that Borrower shall not be required to indemnify the Revolving Lenders and Revolving Credit Agent and such other persons, and the Revolving Lenders and Revolving Credit Agent shall be liable to Borrower to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by Borrower which were caused by Revolving Credit Agent's gross negligence, willful misconduct or wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

                  (ii) It is understood that in making any payment under a Letter of Credit Revolving Credit Agent will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary. It is further acknowledged and agreed that Borrower may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which the Revolving Lenders are alleged to be liable and it shall be a condition of the assertion of any liability of the Revolving Lenders under this Section that Borrower shall contemporaneously pursue all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions.

                  (j) Right of Reimbursement. Each Revolving Lender agrees to reimburse Revolving Credit Agent on demand, pro rata in accordance with their Pro Rata Shares, for (i) the out-of-pocket costs and expenses of Revolving Credit Agent to be reimbursed by Borrower pursuant to any Letter of Credit Agreement or any Letter of Credit, to the extent not reimbursed by Borrower and
(ii) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Revolving Credit Agent (in its capacity as issuer of any Letter of Credit) in any way relating to or arising out of this Agreement, any Letter of Credit, any documentation or any transaction relating thereto, or any Letter of Credit Agreement, except to the extent that such liabilities, losses, costs or expenses were incurred by Revolving Credit Agent solely as a result of Revolving Credit Agent's gross negligence or willful misconduct.

                              ANNEX C (SECTION 1.8)
                                       TO
                                CREDIT AGREEMENT

                              INTENTIONALLY OMITTED

                            ANNEX D (SECTION 2.1(a))
                                       TO
                                CREDIT AGREEMENT

                    SCHEDULE OF ADDITIONAL CLOSING DOCUMENTS

         In addition to, and not in limitation of, the conditions described in
Section 2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

         A. Appendices. All Appendices to the Agreement, in form and substance satisfactory to Agent.

         B. Revolving Notes and Term Notes. Duly executed originals of the Revolving Notes and the Term Notes for each applicable Lender, dated the Closing Date.

         C. Security Agreement. Duly executed originals of the Security Agreement, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto including any and all powers of attorneys required by Agent.

         D. Insurance. Satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Agent, in favor of Agent, on behalf of Lenders.

         E. Security Interests and Code Filings.

                  (a) Evidence satisfactory to Agent that Agent (for the benefit of itself and Lenders) has a valid and perfected first priority security interest in the Collateral subject to Liens permitted under Section 6.7 of the Credit Agreement, including (i) such documents duly executed by Borrower (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may reasonably request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name Borrower as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to the Prior Lender Obligations (all of which shall be terminated on the Closing Date).

                  (b) Evidence satisfactory to Agent, including copies, of all UCC-1 and other financing statements filed in favor of Borrower with respect to each location, if any, at which Inventory may be consigned.

                  (c) Control Letters from (i) all securities intermediaries with respect to all securities accounts and securities entitlements of Borrower, and (ii) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by Borrower.

         F. Payoff Letter; Termination Statements. Copies of a duly executed payoff letter, in form and substance satisfactory to Agent, by and between all parties to the Prior Lender loan documents evidencing repayment in full of all Prior Lender Obligations, together with (a) UCC-3 or other appropriate termination statements, in form and substance satisfactory to Agent, manually signed by the Prior Lender releasing all liens of Prior Lender upon any of the personal property of Borrower, and (b) termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements or arrangements in favor of Prior Lender or relating to the Prior Lender Obligations.

         G. Trademark Security Agreement. Duly executed original of the Trademark Security Agreement, dated the Closing Date and signed by Borrower, all in form and substance satisfactory to Agent, together with all instruments, documents and agreements executed pursuant thereto.

         H. Initial Notice of Revolving Credit Advance. Duly executed originals of a Notice of Revolving Credit Advance, dated the Closing Date, with respect to the initial Revolving Credit Advance to be requested by Borrower on the Closing Date.

         I. Letter of Direction. Duly executed originals of a letter of direction from Borrower addressed to Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the Term Loan and the initial Revolving Credit Advance.

         J. Charter and Good Standing. For Borrower, such Person's (a) charter and all amendments thereto, (b) good standing certificates (including verification of tax status) in its state of incorporation and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

         K. Bylaws and Resolutions. For Borrower, (a) such Person's bylaws, together with all amendments thereto and (b) resolutions of such Person's Board of Directors, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

         L. Incumbency Certificates. For Borrower, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being true, accurate, correct and complete.

         M. Opinions of Counsel. Duly executed originals of opinions of Cooley Godward, LLP, special counsel for Borrower, which opinion shall include an express statement to the effect that Agent and Lenders are authorized to rely on such opinion.

         N. Accountants' Letters. A letter from Borrower to its independent auditors authorizing the independent certified public accountants of Borrower to communicate with Agent in accordance with Section 4.2.

         O. Fee Letters. Duly executed originals of the Fee Letters.

         P. Appointment of Agent for Service. An appointment of CT Corporation as Borrower's agent for service of process.

         Q. Officer's Certificate. Agent shall have received duly executed originals of a certificate of the President of Borrower in the name and on behalf of Borrower, dated the Closing Date, stating that, since September 30, 2000 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the industry in which Borrower operates; (c) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by Borrower except as permitted under Section 6.14 of the Credit Agreement; and (e) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Borrower or any of its Subsidiaries.

         R. Waivers. Agent, on behalf of Lenders, shall have received landlord waivers and consents, bailee letters and mortgagee agreements in form and substance reasonably satisfactory to Agent, in each case as and to the extent required pursuant to Section 5.9.

         S. Subordination and Intercreditor Agreements. Agent and Lenders shall have received any and all subordination and/or intercreditor agreements, all in form and substance reasonably satisfactory to Agent as Agent shall have reasonably deemed necessary or appropriate with respect to any Indebtedness of Borrower.

         T. Environmental Reports. Agent shall have received Phase I Environmental Site Assessment Reports, consistent with American Society of Testing and Materials (ASTM) Standard E 1527-94, and applicable state requirements, on such of the Real Estate as Agent shall have reasonably requested, dated no more than 6 months prior to the Closing Date, prepared by environmental engineers reasonably satisfactory to Agent, all in form and substance satisfactory to Agent; and Agent shall have further received such environmental review and audit reports, including Phase II reports, with respect to the Real Estate of Borrower as Agent shall have reasonably requested, and Agent shall be satisfied with the contents of all such environmental reports. Agent shall have received letters executed by the environmental firms preparing such environmental reports, in form and substance satisfactory to Agent, authorizing Agent and Lenders to rely on such reports.

         U. Appraisals. Agent shall have received appraisals as to such of the Equipment owned by Borrower as Agent shall have reasonably requested, which shall be in form and substance satisfactory to Agent.

         V. Audited Financials; Financial Condition. Agent shall have received Borrower's final Financial Statements for its Fiscal Year ended December 31, 1999, audited by KPMG, LLP. Borrower shall have provided Agent with its current operating statements, a consolidated balance sheet and statement of income, the Pro Forma and Projections, in each case in form and substance satisfactory to Agent, and Agent shall be satisfied, in its sole discretion, with all of the foregoing. Agent shall have further received a certificate of the Chief Financial Officer of Borrower, in the name and on behalf of Borrower, based on such Pro Forma and Projections, to the effect that (a) Borrower will be Solvent upon the consummation of the transactions contemplated herein; (b) the Pro Forma fairly presents the financial condition of Borrower as of the date thereof after giving effect to the transactions contemplated by the Loan Documents; and (c) the Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Closing Date, reflect Borrower's good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein.

         W. Other Documents. Such other certificates, documents and agreements respecting Borrower as Agent may reasonably request.

                              ANNEX E (SECTION 4.1)
                                       TO
                                CREDIT AGREEMENT

                FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING

         Borrower shall deliver or cause to be delivered to Agent or to Agent, Revolving Credit Agent and Lenders, as indicated, the following:

                  (a) Quarterly Financials. To Agent, Revolving Credit Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, consolidated financial information regarding Borrower and its Subsidiaries, certified by the Chief Financial Officer of Borrower, in the name and on behalf of Borrower, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and
(ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year, all prepared in accordance with GAAP (subject to the absence of footnotes and normal year-end adjustments). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with each of the financial covenants set forth on Annex G which is tested on a quarterly basis and (B) the certification of the Chief Financial Officer of Borrower, in the name and on behalf of Borrower, that (i) such financial information presents fairly in accordance with GAAP (subject to the absence of footnotes and normal year-end adjustments) the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries, on a consolidated basis, as at the end of such Fiscal Quarter and for the period then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. Notwithstanding anything to the contrary contained in this clause (a), the delivery of Borrower's Quarterly Report on Form 10-Q prepared in compliance with the requirement therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (a) if such Quarterly Report complies with the timing and information requirements of this clause (a);

                  (b) Operating Plan. To Agent, Revolving Credit Agent and Lenders, as soon as available, but not later than thirty (30) days after the end of each Fiscal Year, an annual operating plan for Borrower, approved by the Board of Directors of Borrower, for the following year, which will include a statement of all of the material assumptions on which such plan is based, will include quarterly balance sheets and a quarterly monthly budget for the following year and will integrate sales, gross profits, operating expenses, operating profit and cash flow projections all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities;

                  (c) Annual Audited Financials. To Agent, Revolving Credit Agent and Lenders, within ninety (90) days after the end of each Fiscal Year, audited Financial Statements for Borrower and its Subsidiaries on a consolidated (and, as to balance sheets and statements of income only, unaudited consolidating) basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP, certified without qualification, by KPMG, LLP, or another independent certified public accounting firm of national standing or otherwise reasonably acceptable to Agent. Notwithstanding anything to the contrary contained in this clause (c), the delivery within the time period specified in this clause (b) of Borrower's Annual Report on Form 10-K for such Fiscal Year (together with Borrowers' annual report to shareholders prepared pursuant to Rule 14a-3 under the Securities Exchange Act of 1934, as amended) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the Accountants' Statement described below, shall be deemed to satisfy the requirements of this clause (c) if such Annual Report complies with the timing and information requirements of this clause (c). Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the financial covenants set forth on Annex G, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) the certification of the Chief Executive Officer or Chief Financial Officer of Borrower that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries on a consolidated and consolidating basis, as at the end of such year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default; provided, that the delivery of the Accountants' Statement prepared by Borrower's independent public accountants in connection with the Borrower's Annual Report on Form 10-K for such Fiscal Year and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (c)(iv) to the extent such Accountants' Statement complies with the timing and information requirements of this clause (c)(iv).

                  (d) Management Letters. To Agent, Revolving Credit Agent and Lenders, within five (5) Business Days after receipt thereof by Borrower, copies of all management letters, exception reports or similar letters or reports received by Borrower from its independent certified public accountants;

                  (e) Default Notices. To Agent, Revolving Credit Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of Borrower has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day;

                  (f) SEC Filings and Press Releases. To Agent, Revolving Credit Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, final reports, notices and proxy statements made publicly available by Borrower to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Borrower to the public concerning material changes or developments in the business of any such Person;

                  (g) Subordinated Debt Notices. To Agent, within two (2) Business Days after Borrower obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default;

                  (h) Supplemental Schedules. To Agent, supplemental disclosures, if any, required by Section 5.6 of the Agreement;

                  (i) Litigation. To Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against Borrower that
(i) seeks damages in excess of $500,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against Borrower or any ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by Borrower or any of its Subsidiaries, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities; or (vi) involves any product recall, in each case under clauses (ii), (iii) or (v) which would reasonably be expected to have a Material Adverse Effect;

                  (j) Insurance Notices. To Agent, disclosure of losses or casualties required by Section 5.4 of the Agreement;

                  (k) Other Documents. To Agent, Revolving Credit Agent and Lenders, such other financial and other information respecting Borrower's business or financial condition as Agent or any Lender shall, from time to time, reasonably request.

                                     ANNEX F
                                       TO
                                CREDIT AGREEMENT

                              INTENTIONALLY OMITTED

                             ANNEX G (SECTION 6.10)
                                       TO
                                CREDIT AGREEMENT

                               FINANCIAL COVENANTS

Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

         (a) Maximum Capital Expenditures. Borrower and its Subsidiaries on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

         Period                                      Maximum Capital Expenditures per Period
         ------                                      ---------------------------------------
         Fiscal Year 2001 and
         Each Fiscal Year thereafter                          $7,500,000

; provided, however, that the amount of permitted Capital Expenditures referenced above will be increased in any period by the positive amount equal to the lesser of (a) 50% of the amount of permitted Capital Expenditures for the immediately prior period, and (b) the amount (if any), equal to the difference obtained by taking the Capital Expenditures limit specified above for the immediately prior period minus the actual amount of any Capital Expenditures expended during such prior period (the "Carry Over Amount"), and for purposes of measuring compliance herewith, the Carry Over Amount shall be deemed to be the last amount spent on Capital Expenditures in that succeeding year.

         (b) Minimum Fixed Charge Coverage Ratio. Borrower and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the rolling four Fiscal Quarters then ended of not less than the following:

         1.05 to 1.00 for the Fiscal Quarter ending March 31, 2001
         1.10 to 1.00 for the Fiscal Quarter ending June 30, 2001
         1.15 to 1.00 for the Fiscal Quarter ending September 30, 2001
         1.20 to 1.00 for each Fiscal Quarter ending thereafter.

         (c) Maximum Total Funded Debt Ratio. Borrower and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, a Total Funded Debt Ratio as of the last day of such Fiscal Quarter and for the rolling four Fiscal Quarters then ended of not more than the following:

         3.50 to 1.00 for each Fiscal Quarter beginning with the Fiscal Quarter ending March 31, 2001 and continuing through the Fiscal Quarter ending September 30, 2001;
         2.75 to 1.00 for each Fiscal Quarter beginning with the Fiscal Quarter ending December 31, 2001 and continuing through the Fiscal Quarter ending September 30, 2002;
         2.25 to 1.00 for each Fiscal Quarter beginning with the Fiscal Quarter ending December 31, 2002 and continuing through the Fiscal Quarter ending September 30, 2003; and
         1.75 to 1.00 for each Fiscal Quarter ending thereafter.

         (d) Maximum Senior Funded Debt Ratio. Borrower and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, a Senior Funded Debt Ratio as of the last day of such Fiscal Quarter and for the rolling four Fiscal Quarters then ended of not more than the following:

         2.75 to 1.00 for each Fiscal Quarter beginning with the Fiscal Quarter ending March 31, 2001 and continuing through the Fiscal Quarter ending September 30, 2001;
         2.00 to 1.00 for each Fiscal Quarter beginning with the Fiscal Quarter ending December 31, 2001 and continuing through the Fiscal Quarter ending September 30, 2002;
         1.50 to 1.00 for each Fiscal Quarter beginning with the Fiscal Quarter ending December 31, 2002 and continuing through the Fiscal Quarter ending September 30, 2003; and
         1.0 to 1.00 for each Fiscal Quarter ending thereafter.

         (e) Tangible Net Worth. Borrower and its Subsidiaries on a consolidated basis shall maintain a Tangible Net Worth of not less than the sum of (i) $6,000,000; provided, however, that if the Senarc Acquisition is not closed and concluded on or before June 30, 2001, such amount shall, from and after June 30, 2001, be $6,900,000, plus (ii) 90% of Net Income for the Fiscal Quarter ending March 31, 2001 and for each Fiscal Quarter thereafter, plus (iii) 75% of the proceeds of any issuance by Borrower of Stock (except to employees, directors or former employees of Borrower pursuant to an employee stock option plan maintained by Borrower) subsequent to the Closing Date.

         Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrower, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (b) changes in accounting principles concurred in by Borrower's certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 and/or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrower and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrower and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.

                             ANNEX H (SECTION 9.9(A)
                                       TO
                                CREDIT AGREEMENT

                       LENDERS' WIRE TRANSFER INFORMATION

General Electric Capital Corporation:

                  Bankers Trust
                  One Bankers Trust Plaza
                  New York, NY 10006
                  Account# 50-202-962
                  ABA#021-001-033
                  Reference Capital Funding, Inc./American Coin

Comerica Bank:

                  Comerica Bank
                  Detroit, MI
                  ABA: 07000096
                  Attn: Commercial Lending Services - Service Unit #8
                  Ref: American Coin Merchandising, Inc.

Key Bank National Association:

                  Key Bank N.A.
                  1675 Broadway, Ste. 500
                  Denver, CO  80202
                  ABA No.: 307070267
                  Account No:
                  Account Reference:

Wells Fargo Bank, National Association:

                  Wells Fargo Bank, N.A.
                  633 Seventeenth Street Third Floor - North Tower
                  Denver, CO 80270
                  ABA No.: 121000248
                  Account No.: General Ledger 2712507201
                  Account Reference: American Coin Merchandising, Inc. Colorado
                                     RCBO AU3837
                  Obligor No. 02468251
                  Notify Leilanie Feier at 303.293.5648

                             ANNEX I (SECTION 11.10)
                                       TO
                                CREDIT AGREEMENT

                                NOTICE ADDRESSES

(A)      If to Agent or GE Capital, at
         General Electric Capital Corporation
         100 California Street, 10th Floor
         San Francisco, California 94111
         Attention: Maria Vickroy-Peralta, Account Manager
         Telecopier No.: (415) 277-7433
         Telephone No.: (415) 277-7487

         with copies to:
         Husch & Eppenberger, LLC
         1200 Main Street, Suite 1700
         Kansas City, Missouri 64105
         Attention: Christopher J. Rockers, Esq.
         Telecopier No.: (816) 421-0596
         Telephone No.: (816) 283-4608

         and

         Capital Funding, Inc.
         401 Merritt Seven, 2nd Floor
         Norwalk, Connecticut 06856
         Attention: David R. Huet
         Telecopier No.: (203) 229-1991
         Telephone No.: (203) 229-1800

(B)      If to Revolving Credit Agent or Comerica, at
         Comerica Bank
         500 Woodward Avenue
         Detroit, Michigan 48226
         Attention: Bill Murdock
         Telecopier No.: (313) 222.9434
         Telephone No.: (313) 222.5594

(C)      If to Key Bank National Association, at
         Key Bank National Association
         1675 Broadway
         Denver, CO 80246
         Attention: Michelle Bushey
         Telecopier No.: (720) 904.4515
         Telephone No.: (720) 904.4536

(D)      If to Wells Fargo National Association, at
         Wells Fargo Bank, N.A.
         633 Seventeenth Street Third Floor - North Tower
         Denver, CO 80270
         Attention: Jim Edwards,VP/SRM
         Telecopier No.: (303) 293.5163
         Telephone No.: (303) 293.5648

(E)      If to Borrower, at
         American Coin Merchandising, Inc.
         5660 Central Avenue
         Boulder, CO 80301
         Attention: John Cash
         Telecopier No.: (303) 443-2264
         Telephone No.: (303) 444-2559

         With copies to:

         Cooley Godward, LLP
         One Maritime Plaza, 20th Floor
         San Francisco, CA 94111-3404
         Attention: Peter H. Carson
         Telecopier No.: (415) 951-3699
         Telephone No.: (415) 693-2062

                 ANNEX J (FROM ANNEX A - COMMITMENTS DEFINITION)
                                       TO
                                CREDIT AGREEMENT


                                         TERM LOAN                   REVOLVING LOAN
           LENDERS                       COMMITMENT                    COMMITMENT                   COMMITMENT
           -------                       ----------                  --------------                 ----------
GE CAPITAL                              $22,500,000                   $ 2,500,000                  $25,000,000

COMERICA BANK                           $ 9,400,000                   $ 3,100,000                  $12,500,000

KEY BANK, NATIONAL ASSOCIATION          $ 7,500,000                   $ 2,500,000                  $10,000,000

WELLS FARGO BANK, NATIONAL              $ 5,600,000                   $ 1,900,000                  $ 7,500,000
ASSOCIATION

COMMITMENT                              $45,000,000                   $10,000,000                  $55,000,000
                                        ===========                   ===========                  ===========

                                EXHIBIT 1.1(a)(1)
                  FORM OF REQUEST FOR REVOLVING CREDIT ADVANCE

No.
   --------------
                               Dated:
                                     -----------

TO:      Comerica Bank ("Revolving Credit Agent")

RE: Credit Agreement dated December 29, 2000 by and among American Coin Merchandising, Inc. ("Borrower"), General Electric Capital Corporation, as Agent, Revolving Credit Agent and the Lenders signatory thereto (as amended or otherwise modified from time to time, the "Credit Agreement").

         Borrower, pursuant to the Credit Agreement, requests a Revolving Credit Advance from Revolving Credit Agent, as follows:

A.       Date of Advance:
                         --------------

B.       Type of Advance (check only one);

         [ ]      LIBOR Loan
         [ ]      Base Rate Loan

C.       Amount of Advance:

         -----------------------

D.       Interest Period (not applicable to Base Rate Loans)

         ________ months (insert 1, 2, 3 or 6)

E.       Disbursement Instructions

         [ ]      Wells Fargo Bank Account No.
                                              -------------------
         [ ]      Other:
                        -----------------------------------------

                  -----------------------------------------------

         Borrower certifies to the matters specified in Section 2.2 of the Credit Agreement.

         Capitalized terms used herein, except as defined to the contrary, have the meanings given them in the Credit Agreement.

                                       AMERICAN COIN MERCHANDISING, INC.,
                                       as Borrower

                                       By:
                                          -------------------------------
                                       Title:
                                             ----------------------------


Revolving Credit Agent Approval:
                                ---------------------------

                               EXHIBIT 1.1(a)(ii)
                                       TO
                                CREDIT AGREEMENT

                             FORM OF REVOLVING NOTE


               ,                                                 $
---------------  ------                                           --------------


         FOR VALUE RECEIVED, the undersigned, AMERICAN COIN MERCHANDISING, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ___________________________, a __________________________ ("Revolving Lender"),
at the office of COMERICA BANK, a Michigan banking corporation, as agent for the Revolving Lenders ("Revolving Credit Agent") at its office at 500 Woodward Avenue, Detroit, Michigan 48226, or at such other place as Revolving Credit Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of ___________________($__________) or so much thereof as is from time to time advanced and outstanding. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement (as hereinafter defined) or in Annex A thereto.

         This Revolving Note is one of the Revolving Notes issued pursuant to that certain Credit Agreement dated as of December 29, 2000 (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and among Borrower, General Electric Capital Corporation, as Agent, Revolving Credit Agent, Revolving Lender and the other Persons signatory thereto from time to time as Lenders, and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Revolving Credit Advance made by Revolving Lenders to Borrower, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Revolving Credit Agent on its books; provided that the failure of Revolving Credit Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Revolving Note in respect of the Revolving Credit Advances made by Revolving Lender to Borrower.

         The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

         If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

         Time is of the essence of this Revolving Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

         Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.

         THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.


                                       AMERICAN COIN MERCHANDISING, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                EXHIBIT 1.1(b)(i)
                                       TO
                                CREDIT AGREEMENT

                                FORM OF TERM NOTE


               ,                                                 $
---------------  ------                                           --------------


         FOR VALUE RECEIVED, the undersigned, AMERICAN COIN MERCHANDISING, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of __________ ("Lender"), at the office of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as agent for the Lenders ("Agent") at its address at 401 Merritt Seven, 2nd Floor, Norwalk, Connecticut 06856, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of ___________________ ($__________). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement (as hereinafter defined) or in Annex A thereto.

         This Term Note is one of the Term Notes issued pursuant to that certain Credit Agreement dated as of December ____, 2000 (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and among Borrowers, Agent, COMERICA BANK, a Michigan banking corporation, as Revolving Credit Agent, Lender and the other Persons signatory thereto from time to time as Lenders, and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The principal balance of the Term Loan, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Term Note.

         The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

         If any payment on this Term Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         Upon and after the occurrence of any Event of Default, this Term Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

         Time is of the essence of this Term Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

         Except as provided in the Credit Agreement, this Term Note may not be assigned by Lender to any Person.

         THIS TERM NOTE A SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

                                       AMERICAN COIN MERCHANDISING, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                 EXHIBIT 1.5(e)
                                       TO
                                CREDIT AGREEMENT

                    FORM OF NOTICE OF CONVERSION/CONTINUATION


Reference is made to that certain Credit Agreement dated as of December 29, 2000, by and among the undersigned ("Borrower"), General Electric Capital Corporation ("Agent"), Comerica Bank, ("Revolving Credit Agent") and the Lenders from time to time signatory thereto (including all annexes, exhibits or schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"). Capitalized terms used herein and not otherwise defined are so used as defined in the Credit Agreement.

Borrower hereby gives irrevocable notice, pursuant to Section 1.5(e) of the Credit Agreement, of its request to:

(a) on [ date ] convert $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the [________] Rate, into a(n) [________] Loan [and, in the case of a LIBOR Loan, having a LIBOR Period of [_____] month(s)];

[(b) on [ date ] continue $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the LIBOR Rate, as a LIBOR Loan having a LIBOR Period of [_____] month(s)].

Borrower hereby represents and warrants that all of the conditions contained in
Section 2.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion/continuation requested hereby, before and after giving effect thereto;

IN WITNESS WHEREOF, the undersigned has caused this Notice of Conversion/Continuation be executed and delivered on behalf of the Borrower specified above by its duly authorized officer as of the date first set forth above.

                                       AMERICAN COIN MERCHANDISING, INC.

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                 EXHIBIT 9.1(a)
                                       TO
                                CREDIT AGREEMENT

                          FORM OF ASSIGNMENT AGREEMENT


         This Assignment Agreement (this "Agreement") is made as of ________, ____ by and between __________________________________ ("Assignor Lender") and
________________________ ("Assignee Lender") and acknowledged and consented to by GENERAL ELECTRIC CAPITAL CORPORATION, as Agent ("Agent"). All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Credit Agreement as hereinafter defined.

                                    RECITALS:

         WHEREAS, AMERICAN COIN MERCHANDISING, INC. a Delaware corporation ("Borrower"), Agent, COMERICA BANK, a Michigan banking corporation, as Revolving Credit Agent, Lender, Assignor Lender and other Persons signatory thereto as Lenders have entered into that certain Credit Agreement dated as of December 29, 2000, (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") pursuant to which Assignor Lender has agreed to make certain Loans to Borrowers;

WHEREAS, Assignor Lender desires to assign to Assignee Lender [all/a portion] of its interest in the Loans (as described below), and the Collateral and to delegate to Assignee Lender [all/a portion] of its Commitments and other duties with respect to such Loans [its position as (Agent) (Revolving Credit Agent)], and Collateral; [and]

[WHEREAS, Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender; and]

WHEREAS, Assignee Lender desires to appoint Agents to serve as agents for Assignee Lender under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assignor Lender and Assignee Lender agree as follows:

1. ASSIGNMENT, DELEGATION, AND ACCEPTANCE

         1.1 Assignment. Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2 below), [all/such percentage] of Assignor Lender's right, title, and interest in [the Revolving Loan ], [and the Term Loan], Loan Documents and Collateral as will result in Assignee Lender having as of the Effective Date (as hereinafter defined) a Pro Rata Share thereof, as follows:

Assignee Lender's Loans                  Principal Amount                       Pro Rata Share
-----------------------                  ----------------                       --------------
Revolving Loan                           $____________                          ____%
Term Loan                                $____________                          ____%


         1.2 Delegation. Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [all/a portion] of its Commitments and its other duties and obligations as a Lender under the Loan Documents equivalent to [100%/___%] of Assignor Lender's Revolving Loan Commitment (such percentage representing a commitment of $ ___________), and [100%/___%] of Assignor Lender's Term Loan Commitment (such percentage representing a commitment of $ ______), and [100%/____%].

         1.3 Assignment of Agency. [Insert Agency Assignment]

         1.4 Acceptance by Assignee Lender. By its execution of this Agreement, Assignee Lender irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Loan Documents [and to become ____ Agent under the Loan Documents] and to be bound by the terms and conditions thereof. By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.

         1.5 Effective Date. Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective and Assignee Lender will become a Lender [and _____ Agent] under the Loan Documents as of [the date of this Agreement] ("Effective Date") and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below). [Interest and Fees accrued prior to the Effective Date are for the account of Assignor Lender, and Interest and Fees accrued from and after the Effective Date are for the account of Assignee Lender.]

2. INITIAL PAYMENT AND DELIVERY OF NOTES

         2.1 Payment of the Assigned Amount. Assignee Lender will pay to Assignor Lender, in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Loans as set forth above in Section 1.1 [together with accrued interest, fees and other amounts as set forth on Schedule 2.1] (the "Assigned Amount").

         2.2 Payment of Assignment Fee. [Assignor Lender and/or Assignee Lender] will pay to Agent, for its own account in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, the assignment fee in the amount of $3,500 (the "Assignment Fee") as required pursuant to Section 9.1(a) of the Credit Agreement.

         2.3 Execution and Delivery of Notes. Following payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to Agent the Notes previously delivered to Assignor Lender for redelivery to Borrowers and Agent will obtain from Borrowers for delivery to [Assignor Lender and] Assignee Lender, new executed Notes evidencing Assignee Lender's [and Assignor Lender's respective] Pro Rata Share[s] in the Loans after giving effect to the assignment described in Section 1. Each new Note will be issued in the aggregate maximum principal amount of the [applicable] Commitment [of the Lender to whom such Note is issued] OR [the Assignee Lender].

3. REPRESENTATIONS, WARRANTIES AND COVENANTS

         3.1 Assignee Lender's Representations, Warranties and Covenants. Assignee Lender hereby represents, warrants, and covenants the following to and for the benefit of Assignor Lender, Agent and Revolving Credit Agent:

                  (a) This Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable according to its terms;

                  (b) The execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

                  (c) Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

                  (d) Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of Borrower, has conducted its own evaluation of the Loans, the Loan Documents and Borrower's creditworthiness, has made its decision to become a Lender to Borrower under the Credit Agreement independently and without reliance upon Assignor Lender or Agent, and will continue to do so;

                  (e) Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loans for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Lender's property shall, subject to the terms of the Credit Agreement, be and remain within its control;

                  (f) No future assignment or participation granted by Assignee Lender pursuant to Section 9.1 of the Credit Agreement will require Assignor Lender, Agent, Revolving Credit Agent or Borrower to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;

                  (g) As of the Effective Date, Assignee Lender is entitled to receive payments of principal and interest in respect of the Obligations without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof and Assignee Lender will indemnify Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from Assignee Lender's failure to fulfill its obligations under the terms of the Credit Agreement.

         3.2 Assignor Lender's Representations, Warranties and Covenants. Assignor Lender hereby represents, warrants and covenants the following to Assignee Lender:

                  (a) Assignor Lender is the legal and beneficial owner of the Assigned Amount;

                  (b) This Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable according to its terms;

                  (c) The execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

                  (d) Assignor Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

                  (e) Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

                  (f) This Assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.

4. LIMITATIONS OF LIABILITY

         Neither Assignor Lender (except as provided in Section 3.2 above) nor Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Loans or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral, (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of Borrower or other obligor or the performance or observance by Borrower of its obligations under any of the Loan Documents. Neither Assignor Lender nor Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Agent by Borrower. Nothing in this Agreement or in the Loan Documents shall impose upon the Assignor Lender or Agent any fiduciary relationship in respect of the Assignee Lender.

5. FAILURE TO ENFORCE

No failure or delay on the part of Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

6. NOTICES

Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

7. AMENDMENTS AND WAIVERS

No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, Agent and Assignee Lender.

8. SEVERABILITY

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the Agreement. In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

9. SECTION TITLES

Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

10. SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11. APPLICABLE LAW

THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

12. COUNTERPARTS

This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ASSIGNEE LENDER:                       ASSIGNOR LENDER:

-----------------------------          -----------------------------


By:                                    By:
   --------------------------             --------------------------
Name:                                  Name:
     ------------------------               ------------------------
Title:                                 Title:
      -----------------------                -----------------------

Notice Address:                        Notice Address:

-----------------------------          -----------------------------

-----------------------------          -----------------------------

-----------------------------          -----------------------------



ACKNOWLEDGED AND CONSENTED TO:

GENERAL ELECTRIC CAPITAL CORPORATION


By:
   --------------------------
Name:
     ------------------------
Title:
      -----------------------

                                  SCHEDULE 2.1

Assignor Lender's Loans
Principal Amount
-----------------------
Revolving Loan                      $
                                     ----------
Term Loan                           $
                                     ----------
Subtotal                            $
                                     ----------
Accrued Interest                    $
                                     ----------
Unused Line Fee                     $
                                     ----------
Other + or -                        $
                                     ----------
Total                               $

All determined as of the Effective Date.